       As filed with the Securities and Exchange Commission on July 30, 1997
                                 Registration No. 333-30461 and 333-30461-01

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------
                               AMENDMENT NO. 1
                                      TO
                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      ------------------------------------

                HUNTINGTON  BANCSHARES                                                           HUNTINGTON
                     INCORPORATED                                                                 CAPITAL I
(Exact name of Registrant as specified in its charter)                     (Exact name of Registrant as specified in its charter)

                       Maryland                                                                    Delaware
             (State or other jurisdiction                                                (State or other jurisdiction
           of incorporation or organization)                                           of incorporation or organization)

                         6711                                                                        6719
             (Primary Standard Industrial                                                (Primary Standard Industrial
              Classification Code Number)                                                 Classification Code Number)

                      31-0724920                                                                  31-1546176
                   (I.R.S. Employer                                                            (I.R.S. Employer
                  Identification No.)                                                         Identification No.)
                                       ---------------------------------------------------

                   Huntington Center                                                c/o Huntington Bancshares Incorporated
                 41 South High Street                                                          Huntington Center
                 Columbus, Ohio 43287                                                        41 South High Street
                    (614) 480-8300                                                           Columbus, Ohio 43287
                                                                                                (614) 480-8300

(Address, including zip code, and telephone                                        (Address, including zip code, and telephone
number, including area code, of Registrant's                                       number, including area code, of Registrant's
     principal executive offices)                                                            principal executive offices)


                      ------------------------------------

                             Ralph K. Frasier, Esq.
                          General Counsel and Secretary
                       Huntington Bancshares Incorporated
                     Huntington Center; 41 South High Street
                              Columbus, Ohio 43287
                                 (614) 480-4647
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                      ------------------------------------

                          Copies of Correspondence to:
                               Mary Beth M. Clary
                         Porter, Wright, Morris & Arthur
                       4501 Tamiami Trail North, Suite 400
                           Naples, Florida 34103-3013
                      ------------------------------------

PROSPECTUS
                                  $200,000,000
                              HUNTINGTON CAPITAL I
             OFFER TO EXCHANGE ITS FLOATING RATE CAPITAL SECURITIES
           WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
       FOR ANY AND ALL OF ITS OUTSTANDING FLOATING RATE CAPITAL SECURITIES

                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
     FULLY AND UNCONDITIONALLY GUARANTEED TO THE EXTENT DESCRIBED HEREIN BY
                       HUNTINGTON BANCSHARES INCORPORATED
       The Exchange Offer and Withdrawal Rights will expire at 5:00 p.m.,
            New York City Time, on September 2, 1997, unless extended.

     Huntington Capital I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $200,000,000 aggregate Liquidation Amount (as defined herein) of its Floating Rate Capital Securities (Liquidation Amount $1,000 per Capital Security) (the "New Capital Securities"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for a like Liquidation Amount of its outstanding Floating Rate Capital Securities (Liquidation Amount $1,000 per Capital Security) (the "Old Capital Securities"), of which $200,000,000 aggregate Liquidation Amount is outstanding as of the date hereof. Pursuant to the Exchange Offer, Huntington Bancshares
Incorporated, a Maryland corporation (the "Company"), is also exchanging (i) its guarantee with respect to the payment of Distributions (as defined herein) and other payments on liquidation or redemption of the Old Capital Securities (the "Old Guarantee") for a like guarantee with respect to the New Capital Securities (the "New Guarantee"), and (ii) all of its outstanding Floating Rate Junior Subordinated Debentures (the "Old Subordinated Debentures"), of which $206,186,000 aggregate principal amount is outstanding, for a like aggregate principal amount of its Floating Rate Junior Subordinated Debentures (the "New Subordinated Debentures"). The New Guarantee and $200,000,000 aggregate principal amount of the New Subordinated Debentures also have been registered under the Securities Act. The Old Capital Securities, the Old Guarantee, and the Old Subordinated Debentures are collectively referred to herein as the "Old Securities" and the New Capital Securities, the New Guarantee, and the New Subordinated Debentures are collectively referred to herein as the "New Securities."


     The terms of the New Securities are identical in all material respects to the respective terms of the Old Securities, except that (i) the New Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Securities, (ii) the New Capital Securities will not provide for any increase in the distribution rate thereon, and (iii) the New Subordinated Debentures will not provide for any increase in the interest rate thereon. See "Description of New Securities" and "Description of Old Securities." The New Capital Securities are being offered for exchange in order to satisfy certain obligations of the Company and the Trust under a Registration Rights Agreement, dated as of January 31, 1997 (the "Registration Rights Agreement"), among the Company, the Trust, and the Initial Purchasers (as defined herein) of the Old Capital Securities. In the event that the Exchange Offer is consummated, any Old Capital Securities which remain outstanding after consummation of the Exchange Offer and the New Capital Securities issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Declaration (as defined herein).

                                                        (CONTINUED ON NEXT PAGE)

     SEE "RISK FACTORS" BEGINNING ON PAGE 18 HEREOF FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE NEW CAPITAL SECURITIES INCLUDING THE PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENT OF DISTRIBUTIONS ON THE NEW CAPITAL SECURITIES MAY BE DEFERRED AND CERTAIN RELATED UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THESE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND
       ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR
                        ANY OTHER GOVERNMENTAL AGENCY.

                  The date of this Prospectus is July  , 1997

(cover page continued)

     The New Capital Securities represent undivided beneficial ownership interests in the assets of the Trust. The Company is the owner of all of the beneficial ownership interests represented by common securities of the Trust (the "Common Securities"; together with the Capital Securities (as defined herein), the "Trust Securities"). The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in the Subordinated Debentures (as defined herein). The Subordinated Debentures will mature on February 1, 2027 (the "Stated Maturity"). The Capital Securities will have a preference under certain circumstances with respect to Distributions and amounts payable on liquidation, redemption, or otherwise over the Common Securities. See "Description of New Securities -- Description of Capital Securities -- Subordination of Common Securities."


     As used herein, (i) the "Indenture" means the Indenture, dated as of January 31, 1997, relating to the Subordinated Debentures, as amended and supplemented from time to time, between the Company and The Chase Manhattan Bank, as trustee (the "Indenture Trustee"), (ii) the "Declaration" means the Amended and Restated Declaration of Trust relating to the Trust, dated as of January 31, 1997, among the Company, as Sponsor, The Chase Manhattan Bank, as Property Trustee (the "Property Trustee"), The Chase Manhattan Bank Delaware, as Delaware Trustee (the "Delaware Trustee"), and three individuals who are employees or officers of, or who are affiliated with, the Company (the "Regular Trustees," and collectively with the Property Trustee and the Delaware Trustee, the "Declaration Trustees"); (iii) the "Guarantee Agreement" means the
Guarantee Agreement, dated as of January 31, 1997, between the Company and The Chase Manhattan Bank, as trustee (the "Guarantee Trustee"), providing a guarantee, on the terms and conditions described herein, for the benefit of holders of the Capital Securities. In addition, as the context may require, unless expressly stated otherwise, (i) the "Capital Securities" means the Old Capital Securities and the New Capital Securities, (ii) the "Subordinated Debentures" means the Old Subordinated Debentures and the New Subordinated Debentures, and (iii) the "Guarantee" means the Old Guarantee and the New Guarantee.


     Holders of the Capital Securities are entitled to receive cumulative cash distributions accruing from the date of original issuance of the Old Capital Securities and payable quarterly in arrears on the last day of January, April, July, and October of each year, commencing April 30, 1997, at a variable annual rate equal to LIBOR (as defined herein) plus .70% on the Liquidation Amount of $1,000 per Capital Security ("Distributions"). The final Distributions will be payable on February 1, 2027, and will accrue from the last distribution payment date prior to such date up to and including January 31, 2027. The distribution rate and the distribution payment dates and other payment dates for the Capital Securities correspond to the interest rate and interest payment dates and other payment dates on the Subordinated Debentures, which are the sole assets of the Trust. The Company guaranteed the payment of Distributions and payments on liquidation of the Trust or redemption of the Capital Securities, but only in each case to the extent of funds held by the Trust, as described herein. See "Description of New Securities -- Description of Guarantee." If the Company does not make interest payments on the Subordinated Debentures held by the Trust, the Trust will have insufficient funds to pay Distributions on the Capital Securities. The Company's obligations under the Guarantee, taken together with its obligations under the Subordinated Debentures and the Indenture, including its obligation to pay all costs, expenses, and liabilities of the Trust (other than with respect to the Capital Securities), constitute a full and unconditional guarantee of all of the Trust's obligations under the Capital Securities. The obligations of the Company under the Guarantee and the Subordinated Debentures are subordinate and junior in right of payment to all Indebtedness (as defined in "Description of New Securities -- Description of Subordinated Debentures -- Subordination") of the Company and are structurally subordinated to all liabilities and obligations of the Company's subsidiaries. As of March 31, 1997, approximately $369.3 million aggregate principal amount of Indebtedness was outstanding, and the Company's subsidiaries had approximately $19.5 billion of indebtedness and other liabilities
(including $13.9 billion of bank deposits). The terms of the Subordinated Debentures place no limitation on the amount of Indebtedness that may be incurred by the Company or on the amount of liabilities and obligations of the Company's subsidiaries. See "Description of New Securities -- Description of Subordinated Debenture -- Subordination."

     The Company has the right to defer payment of interest on the Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment

(cover page continued)

Date (as defined herein), the Company may elect to begin a new Extension Period subject to the requirements set forth herein. Accordingly, there could be multiple Extension Periods of varying lengths throughout the term of the Subordinated Debentures. If interest payments on the Subordinated Debentures are so deferred, distributions on the Capital Securities will also be deferred and the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, the Company's capital stock or
(ii) make any payment of principal, interest, or premium, if any, on or repay, repurchase, or redeem any debt securities that rank pari passu with or junior to the Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior to the Subordinated Debentures (other than (a) repurchases, redemptions, or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan, or other similar arrangement with or for the benefit of any one or more employees, officers, directors, or consultants, or in connection with a dividend reinvestment or stockholder stock purchase plan, (b) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any other class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholders' rights plan, or the issuance of rights, stock, or other property under any stockholders' rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options, or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options, or other rights is the same stock as that on which the dividend is being paid (or ranks pari passu with or junior to such stock)). During an Extension Period, interest on the Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate) at a variable rate equal to LIBOR plus .70%, compounded quarterly, and holders of the Capital Securities will be required to accrue interest income for United States federal income tax purposes prior to receipt of the cash related to such interest income. See "Description of New Securities -- Description of Subordinated Debentures -- Option to Extend Interest Payment Period" and "Certain United States Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

     The Subordinated Debentures are not redeemable prior to February 1, 2007, unless a Special Event (as defined herein) has occurred. The Subordinated Debentures are redeemable prior to maturity at the option of the Company, subject to the receipt of any necessary prior approval from the Board of Governors of the Federal Reserve System (the "Federal Reserve") (i) on or after February 1, 2007, in whole or in part, at a redemption price equal to the principal amount of the Subordinated Debentures so redeemed plus the accrued and unpaid interest thereon to the redemption date, or (ii) at any time, in whole (but not in part), upon the occurrence and continuation of a Special Event, at such redemption price. The Capital Securities are subject to mandatory redemption, in whole or in part, upon repayment of the Subordinated Debentures at Stated Maturity or their earlier redemption, in an amount equal to the amount of related Subordinated Debentures maturing or being redeemed and at a redemption price equal to the redemption price of such Subordinated Debentures, in each case plus accumulated and unpaid Distributions thereon to the date of redemption.

     Upon the occurrence and continuation of a Special Event, the Company will have the right, subject to the receipt of any necessary prior approval from the Federal Reserve, to dissolve the Trust and cause the Subordinated Debentures to be distributed to the holders of the Capital Securities and the Common Securities in liquidation of the Trust. See "Description of New Securities -- Description of Capital Securities -- Redemption -- Special Event Redemption or Distribution of Subordinated Debentures."

     In the event of the liquidation of the Trust, after satisfaction of the claims of creditors of the Trust, if any, as provided by applicable law, the holders of the Capital Securities will be entitled to receive a Liquidation Amount of $1,000 per Capital Security plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of such amount in Subordinated Debentures as described above. If such Liquidation Amount can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Amount, then the amounts payable directly by the Trust on the Capital Securities shall be paid on a pro rata basis. The holder of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Capital Securities, except that if an Indenture Event of Default (as defined herein) has occurred and is continuing, the Capital Securities will have a priority over the Common Securities. See "Description of New Securities -- Description of Capital Securities -- Liquidation Distribution Upon Dissolution."

     The Trust is making the Exchange Offer of the New Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Company nor the Trust has

(cover page continued)

sought its own interpretive letter, and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance, and subject to the two immediately following sentences, the Company and the Trust believe that New Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold, and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an "affiliate" of the Company or the Trust within the meaning of Rule 405 under the Securities Act (an "Affiliate") or who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Trust to resell pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (ii) will not be entitled to tender such Old Capital Securities in the Exchange Offer, and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer (a "Participating Broker-Dealer") holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for New Capital Securities, then such Participating Broker-Dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.

     Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an Affiliate, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. The Letter of Transmittal contains the foregoing representations. In addition, the Company and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Company and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) on behalf of whom such holder holds the Old Capital Securities to be exchanged in the Exchange Offer. Each Participating Broker-Dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer will be deemed to have acknowledged by execution of the Letter of Transmittal or delivery of an Agent's Message (as defined herein) that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Company and the Trust believe that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Company and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 180 days after the Expiration Date (as defined herein) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." Any person, including any Participating Broker-Dealer, who is an Affiliate may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer -- Resales of New Capital Securities."

(cover page continued)

     In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal or delivery of an Agent's Message, that, upon receipt of notice from the Company or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in the light of the circumstances under which they were made, not misleading, or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Capital Securities pursuant to this Prospectus until the Company or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer, or the Company or the Trust has given notice that the sale of the New Capital Securities may be resumed, as the case may be.


     New Capital Securities issued in registered, global form will be deposited with a custodian for and registered in the name of a nominee of The Depository Trust Company ("DTC") and beneficial interests in such New Capital Securities will be shown on and transfers thereof will be effected through records maintained by DTC and its participants.

     The Old Capital Securities were listed on the Luxembourg Stock Exchange as of January 31, 1997. Old Capital Securities not exchanged in the Exchange Offer will remain listed on the Luxembourg Stock Exchange. The Company currently does not intend to apply for listing of the Old Capital Securities or the New Capital Securities on any securities exchange in the United States or for quotation through the National Association of Securities Dealers Automated Quotation System, but the Old Capital Securities are eligible for trading in the National Association of Securities Dealers, Inc.'s Private Offerings, Resales, and Trading through Automatic Linkages (PORTAL) market.

     Prior to the Exchange Offer, there has been only a limited secondary market and no public market in the United States for the Old Capital Securities. The New Capital Securities will be a new issue of securities for which there currently is no market. Application has been made to list the New Capital Securities on the Luxembourg Stock Exchange. There can be no assurance as to the development or liquidity of any market for the New Capital Securities.


     Any Old Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Declaration (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Old Capital Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither the Company nor the Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Old Capital Securities held by them. To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. See "Risk Factors -- Consequences of a Failure to Exchange Old Capital Securities."

     THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.


     Old Capital Securities may be tendered for exchange on or prior to 5:00 p.m., New York City time, on September 2, 1997 (such time on such date being hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by the Company and the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by the Company or the Trust and to the terms and provisions of the Registration Rights Agreement. Old Capital Securities may be tendered in whole or in part having a Liquidation Amount of not less than $100,000 (100 Capital Securities) and or any integral multiple of $1,000 Liquidation Amount (One Capital Security) in excess thereof. The Company has agreed to pay all expenses of the Exchange Offer, except as otherwise specified herein. See "The Exchange Offer -- Fees and Expenses." Each New Capital Security will pay cumulative Distributions from the most recent Distribution Date (as defined herein) on the Old Capital Securities surrendered in exchange for such New Capital Securities. Holders of the Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated Distributions on such Old Capital Securities for any period from and after the last Distribution Date on such Old Capital Securities prior to the original issue date of the New Capital Securities and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and after such Distribution Date. This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders of Old Capital Securities as of July 31, 1997.


     Neither the Company nor the Trust will receive any proceeds from the issuance of the New Capital Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM CHERI GRAY, INVESTOR RELATIONS ANALYST, HUNTINGTON BANCSHARES

10

(cover page continued)

INCORPORATED, HUNTINGTON CENTER, 41 SOUTH HIGH STREET, COLUMBUS, OHIO 43287, TELEPHONE NUMBER 614-480-3803. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY AUGUST 25, 1997.



     THE NEW CAPITAL SECURITIES WILL BE ISSUED, AND CAPITAL SECURITIES MAY BE TRANSFERRED, ONLY IN BLOCKS HAVING A LIQUIDATION AMOUNT OF NOT LESS THAN $100,000. ANY TRANSFER, SALE, OR OTHER DISPOSITION OF CAPITAL SECURITIES IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH CAPITAL SECURITIES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF DISTRIBUTIONS ON SUCH CAPITAL SECURITIES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH CAPITAL SECURITIES. EACH HOLDER OF OLD CAPITAL SECURITIES WHO TENDERS SUCH OLD CAPITAL SECURITIES PURSUANT TO THIS EXCHANGE OFFER WILL, BY PARTICIPATING IN THE EXCHANGE OFFER AND EXECUTING THE LETTER OF TRANSMITTAL, BE DEEMED TO HAVE AGREED AND CONSENTED TO (A) THIS TRANSFER RESTRICTION ON THE NEW CAPITAL SECURITIES, AND (B) THE PLACEMENT OF A LEGEND TO THE FOREGOING EFFECT ON EACH CERTIFICATE EVIDENCING THE NEW CAPITAL SECURITIES, WHICH AGREEMENT AND CONSENT SHALL BE BINDING UPON SUCH HOLDER AND ALL SUCCESSORS AND ASSIGNS.


     NO EMPLOYEE BENEFIT OR OTHER PLAN OR INDIVIDUAL RETIREMENT ACCOUNT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (EACH, A "PLAN"), NO ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY (A "PLAN ASSET ENTITY"), AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN MAY ACQUIRE OR HOLD THE CAPITAL SECURITIES OR ANY INTEREST THEREIN, UNLESS SUCH PURCHASE OR HOLDING IS COVERED BY THE EXEMPTIVE RELIEF PROVIDED BY U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 96-23, 95-60, 91-38, 90-1, OR 84-14 OR ANOTHER
APPLICABLE EXEMPTION WITH RESPECT TO SUCH PURCHASE OR HOLDING. ANY PURCHASER OR HOLDER OF THE CAPITAL SECURITIES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER (A) THE PURCHASER AND HOLDER IS NOT A PLAN OR A PLAN ASSET ENTITY AND IS NOT PURCHASING SUCH SECURITIES ON BEHALF OF OR WITH "PLAN ASSETS" OF ANY PLAN OR (B) THE PURCHASE AND HOLDING OF THE CAPITAL SECURITIES IS COVERED BY THE EXEMPTIVE RELIEF PROVIDED BY PTCE 96-23, 95-60, 91-38, 90-1, OR 84-14 OR ANOTHER APPLICABLE EXEMPTION WITH RESPECT TO SUCH PURCHASE OR HOLDING.

                              TABLE OF CONTENTS

                                                                                               Page

Available Information .......................................................................   8
Incorporation of Certain Information by Reference ...........................................   9
Summary .....................................................................................  10
Risk Factors ................................................................................  18
The Trust ...................................................................................  23
The Company..................................................................................  24
Selected Financial Data of the Company ......................................................  25
Ratio of Earnings to Fixed Charges ..........................................................  26
Capitalization ..............................................................................  26
Use of Proceeds .............................................................................  27
Accounting Treatment ........................................................................  27
Exchange Offer ..............................................................................  27
Description of New Securities ...............................................................  37
Description of Old Securities ...............................................................  57
Relationship Among the Capital Securities, the Subordinated Debentures, and the Guarantee ...  57
Certain United States Federal Income Tax Consequences .......................................  59
Book-Entry Issuance .........................................................................  64
Benefit Plan Considerations .................................................................  67
Plan of Distribution ........................................................................  68
Legal Matters ...............................................................................  69
Experts .....................................................................................  69





         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

                              AVAILABLE INFORMATION

         The Company is subject to the reporting requirements of Sections 13 and 15(d) of the Exchange Act. Any reports and other information filed by the Company with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices in Chicago, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and in New York, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material may also be obtained by mail from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov).

         The Company and the Trust have filed with the Commission a Registration Statement on Form S-4 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement and the exhibits and financial statements, notes, and schedules filed as part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the Commission, at the addresses set forth above. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement.

         No separate financial statements of the Trust have been included herein and no separate financial statements will be prepared in the future. The Company and the Trust do not consider that such financial statements would be material to holders of the securities offered hereby because (i) all of the voting securities of the Trust will be owned, directly or indirectly, by the Company,
(ii) the Trust has no independent operations and exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of the Trust and investing the proceeds thereof in the representative series of Subordinated Debentures issued by the Company, and (iii) the obligations of the Trust under its Capital Securities are fully and unconditionally guaranteed by the Company to the extent the Trust has funds available to meet such obligations. In addition, the Company does not expect that the Trust will be filing reports under the Exchange Act with the Commission.


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents, which have been filed by the Company with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act, are incorporated by reference in this Prospectus to the extent provided below:

        (i)    Annual Report on Form 10-K for the year ended December 31, 1996;
        (ii) Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; and
        (iii) Current Reports on Form 8-K, dated January 15, 1997, April 9, 1997, May 5, 1997, June 19, 1997, and July 30, 1997.

         All documents filed by the Company pursuant to Sections 13(a), 14, or 15(d) of the Exchange Act, after the date hereof and prior to the termination of the offering hereunder shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference therein. Requests for such copies should be directed to: Cheri Gray,

Investor Relations Analyst, Huntington Bancshares Incorporated, Huntington Center, 41 South High Street, Columbus, Ohio 43287, telephone number 614-480-3803. In addition, such documents are available, free of charge, from Chase Manhattan Bank Luxembourg S.A. 5 Rue Plaetis, L-2338, Luxembourg.

                                     SUMMARY


         The following information is a summary of certain information contained herein and should be read in conjunction with such information contained elsewhere in this Prospectus and is subject to, and qualified in its entirety by reference to, such information. Capitalized terms used herein have the respective meanings ascribed to them elsewhere in this Prospectus.

                                   THE COMPANY

         The Company, a multi-state bank holding company incorporated under the laws of the State of Maryland in 1966, is headquartered in Columbus, Ohio. At March 31, 1997, the Company had total assets of approximately $21.6 billion and total deposits of approximately $13.9 billion. The Company, through its affiliates, conducts a full service commercial and consumer banking business, engages in mortgage banking, lease financing, trust services, discount brokerage services, underwriting credit life and disability insurance, and issuing commercial paper guaranteed by the Company, and provides other financial products and services. At March 31, 1997, the Company's affiliates had 202 banking offices in Ohio and Northern Kentucky, 43 banking offices in West Virginia, 43 banking offices in Michigan, 43 banking offices in Florida, 24 banking offices in Indiana, and one foreign office in the Cayman Islands. In addition, the Company's mortgage company affiliate has loan origination offices throughout the Midwest and East Coast. The principal executive offices of the Company are located at Huntington Center, 41 South High Street, Columbus, Ohio 43287 (telephone number 614-480-8300).


                               THE EXCHANGE OFFER


General.......................  Up to $200,000,000 aggregate Liquidation Amount of New Capital Securities are being offered in exchange for a like aggregate Liquidation Amount of Old Capital Securities. Old Capital Securities may be tendered for exchange in whole or in part in a Liquidation Amount of $100,000 (100 Capital Securities) or any integral multiple of $1,000 in excess thereof, provided that if any Old Capital Securities are tendered in exchange for part, the untendered Liquidation Amount must be $100,000 or any integral multiple of $1,000 in excess thereof. The Company and the Trust are making the Exchange Offer in order to satisfy their obligations under the Registration Rights Agreement relating to the Old Capital Securities. For a description of the procedures for tendering Old Capital Securities, see "The Exchange Offer -- Procedures for Tendering Old Capital Securities."

Expiration Date..............   The Expiration Date of the Exchange Offer will
                                be 5:00 p.m., New York City time, on
                                September 2, 1997, unless the Exchange
                                Offer is extended by the Company and the Trust.
                                See "The Exchange Offer -- Expiration Date;
                                Extensions; Amendments."

Conditions to
    Exchange Offer...........   The Exchange Offer is subject to certain
                                conditions, which may be waived by the Company and the Trust in their sole discretion. The
                                Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital
                                Securities being tendered. See "The Exchange
                                Offer -- Conditions to Exchange Offer." The
                                Company and the Trust reserve the right in their sole discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange, (ii) to terminate the Exchange Offer if certain specified conditions have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital
                                Securities tendered pursuant to the Exchange
                                Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities, or (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. See "The
                                Exchange Offer -- Expiration Date; Extensions;
                                Amendments."

Withdrawal Rights............   Tenders of Old Capital Securities may be
                                withdrawn at any time on or prior to the Expiration Date by delivering a written notice of such withdrawal to The Chase Manhattan Bank, as Exchange Agent (the "Exchange Agent"), or
                                Kredietbank S.A. Luxembourgeoise, as Special
                                Luxembourg Exchange Agent ("Special Luxembourg
                                Exchange Agent"), in conformity with certain procedures set forth below under "The Exchange
                                Offer -- Withdrawal Rights."

Procedures for Tendering
   Old Capital Securities....   Tendering holders of Old Capital Securities must
                                complete and sign a Letter of Transmittal in accordance with the instructions contained therein and forward the same by mail, facsimile, or hand delivery, together with any other required documents, to the Exchange Agent or the Special Luxembourg Exchange Agent, either with the Old Capital Securities to be tendered or in compliance with the specified procedures for guaranteed delivery of Old Capital
                                Securities. Certain brokers, dealers,
                                commercial banks, trust companies, and other nominees may also effect tenders by book-entry transfer, including an Agent's Message in lieu of the Letter of Transmittal. Holders of Old
                                Capital Securities registered in the name of a broker, dealer, commercial bank, trust company, or other nominee are urged to contact such person promptly if they wish to tender Old
                                Capital Securities pursuant to the Exchange
                                Offer. See "The Exchange Offer -- Procedures for Tendering Old Capital Securities." Letters of Transmittal and certificates representing
                                Old Capital Securities should not be sent to the Company or the Trust. Such documents should only be sent to the Exchange Agent or the Special Luxembourg Exchange Agent. Questions regarding how to tender and requests for information should be directed to the Exchange
                                Agent. See "The Exchange Offer -- Exchange
                                Agent and the Special Luxembourg Exchange
                                Agent."


Resales of New Capital
    Securities................  The Company and the Trust are making the
                                Exchange Offer in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Company nor the Trust has sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance, and subject to the two immediately following sentences, the Company and the Trust believe that New Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold, and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an Affiliate or who intends to participate in the Exchange Offer for the purpose of distributing the New Capital Securities, or any broker-dealer who purchased the Old Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act,
                                (i) will not be able to rely on the
                                interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters,
                                (ii) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer, and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, any Participating Broker-Dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.

                                Each holder of Old Capital Securities that wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an Affiliate, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. The Letter of Transmittal contains the foregoing representations. Each Participating
                                Broker-Dealer will be deemed to have
                                acknowledged by execution of the Letter of Transmittal or delivery of an Agent's Message that it acquired the Old Capital

                                Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Company and the Trust believe that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement and to the limitations described below under "The Exchange Offer -- Resale of New Capital Securities," the Company and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 180 days after the Expiration Date or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." Any person, including any Participating Broker-Dealer, who is an Affiliate may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer -- Resales of New Capital Securities."

Exchange Agent...............   The Exchange Agent is The Chase Manhattan Bank.
                                The address and telephone and facsimile numbers of the Exchange Agent are set forth under "The
                                Exchange Offer -- Exchange Agent and the
                                Special Luxembourg Exchange Agent" and in the
                                Letter of Transmittal.

Special Luxembourg
    Exchange Agent............  The Special Luxembourg Exchange Agent is
                                Kredietbank S.A. Luxembourgeoise. The address and telephone number of the Special Luxembourg Exchange Agent are set forth under "The
                                Exchange Offer -- Exchange Agent and the Special Luxembourg Exchange Agent" and in the Letter of Transmittal.


Use of Proceeds.............    Neither the Company nor the Trust will receive
                                any proceeds from the issuance of the New
                                Capital Securities offered hereby. See "Use of
                                Proceeds."

Certain Tax and ERISA
    Considerations............  Holders of Old Capital Securities should review the information set forth under "Certain United States Federal Income Tax Considerations" and "ERISA Considerations" prior to tendering
                                Old Capital Securities in the Exchange Offer.


                               THE NEW SECURITIES

General.......................  The Capital Securities represent undivided beneficial ownership interests in the assets of the Trust. The holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption, liquidation, or otherwise over the Common Securities. See "Description of New Securities -- Description of Capital Securities -- Subordination of Common Securities." The sole assets of the Trust are the Subordinated Debentures, and payments under the Subordinated Debentures will be the sole revenue of the Trust. The Subordinated Debentures are unsecured subordinated debt securities issued under the Indenture.

Securities Offered...........   The Trust is offering up to $200,000,000
                                aggregate Liquidation Amount of its Capital
                                Securities which have been registered under the Securities Act (Liquidation Amount $1,000 per
                                Capital Security). The New Capital Securities will be issued, and the Old Capital Securities were issued, under the Declaration. The New
                                Capital Securities and any Old Capital
                                Securities which remain outstanding after consummation of the

                                Exchange Offer will constitute a single series of Capital Securities under the Declaration, and accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Declaration. See "Description of New Securities -- Description of Capital Securities." The terms of the New Capital Securities are identical in all material respects to the terms of the Old Capital Securities, except that the New Capital Securities have been registered under the Securities Act and therefore are not subject to certain restrictions on transfer applicable to the Old Capital Securities and will not provide for any increase in the distribution rate thereon. See "The Exchange Offer -- Purpose and Effect of Exchange Offer," "Description of New Securities," and "Description of Old Securities."

Distributions.................  Holders of the Capital Securities will be entitled to receive cumulative Distributions at a variable annual rate equal to LIBOR plus .70% on the Liquidation Amount of $1,000 per Capital Security, accruing from the date of original issuance of the Old Capital Securities and payable quarterly in arrears on the last day of January, April, July, and October of each year commencing on April 30, 1997, to the persons in whose names the Capital Securities are registered at the close of business on the relevant record dates. See "Description of New Securities -- Description of Capital Securities." The final Distributions will be payable on February 1, 2027, and will accrue from the last distribution payment date prior to such date up to and including January 31, 2027. The distribution rate and the distribution and other payment dates for the Capital Securities will correspond to the interest rate and interest and other payment dates on the Subordinated Debentures. See "Description of New Securities -- Description of Capital Securities."

                                Holders of Old Capital Securities whose Old
                                Capital Securities are accepted for exchange will not receive accumulated Distributions on such Old Capital Securities for any period from and after the last Distribution Date with respect to such Old Capital Securities prior to the original issue date of the New Capital Securities and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and after such Distribution Date.

Subordinated Debentures......   The Subordinated Debentures mature on February
                                1, 2027. The Subordinated Debentures rank subordinate and junior in right of payment to all Indebtedness of the Company to the extent described herein. In addition, the Company's obligations under the Subordinated Debentures are effectively subordinated to all existing and future liabilities and obligations of its subsidiaries. See "Risk Factors -- Ranking of
                                Subordinated Obligations Under the Guarantee and the Subordinated Debentures" and "Description of New Securities -- Description of Subordinated
                                Debentures -- Subordination."

Guarantee.....................  The payment of Distributions out of moneys held by the Trust and payments on liquidation of the Trust or the redemption of Capital Securities are guaranteed by the Company to the extent the Trust has funds available therefor. If the Company does not make principal or interest payments on the Subordinated Debentures, the Trust will not have sufficient funds to make Distributions on the Capital Securities, in which event the Guarantee shall not apply to such Distributions until the Trust has sufficient funds available therefor. The Company's obligations under the Guarantee, taken together with its obligations under the Subordinated Debentures and the Indenture, including its obligation to pay all costs, expenses, and liabilities of the Trust (other than with respect to the Capital Securities), constitute a full and unconditional guarantee of all of the Trust's obligations under the Capital Securities. See "Description of New Securities -- Description of Guarantee" and "Relationship Among the Capital Securities, the Subordinated Debentures, and the Guarantee." The obligations of the Company under the Guarantee are subordinate and junior in right of payment to all Indebtedness of the Company to the extent described herein. See "Risk Factors -- Ranking of Subordinated Obligations Under the Guarantee and the Subordinated Debentures" and "Description of New Securities -- Description of Guarantee."

Right to Defer Interest....     The Company has the right to defer payment of
                                interest on the Subordinated Debentures by extending the interest payment period on the Subordinated Debentures, from time to time, for up to 20 consecutive quarters. There could be multiple Extension Periods of varying lengths throughout the term of the Subordinated
                                Debentures. If interest payments on the
                                Subordinated Debentures are so deferred, distributions on the Capital Securities will also be deferred for an equivalent period and the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, the Company's capital stock, or
                                (ii) make any payment of principal, interest, or premium, if any, on, or repay, repurchase, or redeem any debt securities that rank pari passu with or junior to the Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior to the Subordinated Debentures (other than (a) repurchases, redemptions, or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan, or other similar arrangement with or for the benefit of any one or more employees, officers, directors, or consultants, or in connection with a dividend reinvestment or stockholder stock purchase plan, (b) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any other class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholders' rights plan, or the issuance of rights, stock, or other property under any stockholders' rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options, or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options, or other rights is the same stock as that on which the dividend is being paid (or ranks pari passu with or junior to such stock)). During an Extension
                                Period, interest on the Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Capital
                                Securities are entitled will accumulate) at a variable annual rate equal to LIBOR plus .70%, compounded quarterly. During an Extension
                                Period, holders of Capital Securities will be required to include the interest (and the de minimis original issue discount ("OID")) accrued on their pro rata share of the Subordinated
                                Debentures in their gross income as OID even though the cash payments attributable thereto have not been made. See "Description of New
                                Securities -- Description of Subordinated
                                Debentures -- Option to Extend Interest Payment
                                Period" and "Certain United States Federal
                                Income Tax Consequences -- Interest Income and
                                Original Issue Discount."

                                The Company has no current plan to exercise its right to defer payments of interest by extending the interest payment period on the Subordinated Debentures. However, should the Company elect to exercise such right in the future, the market price of the Capital Securities is likely to be affected. See "Risk Factors -- Option to Extend Interest Payment Period; Tax Consequences," "Description of New Securities -- Description of Subordinated Debentures," and "Certain United States Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

Redemption...................   The Subordinated Debentures are redeemable by
                                the Company in whole or in part on or after February 1, 2007, or at any time, in whole but not in part, upon the occurrence of a Special
                                Event, in either case subject to any necessary prior approval of the Federal Reserve. If the Subordinated Debentures are redeemed, the Trust must redeem Trust Securities having an aggregate
                                Liquidation Amount equal to the aggregate principal amount of the Subordinated Debentures so redeemed. The Trust Securities will be redeemed upon maturity of the Subordinated
                                Debentures. See "Description of New Securities
                                -- Description of Capital Securities --
                                Redemption -- Mandatory Redemption" and "--
                                Special Event Redemption or Distribution of
                                Subordinated Debentures."

                                See "Risk Factors -- Special Event Redemption; Proposed Tax Law Changes Affecting Capital Securities" for a discussion of certain legislative proposals that, if adopted, could give rise to a Tax Event (as defined herein), which may permit the Corporation to cause a redemption of the Capital Securities prior to February 1, 2007.

                                No sinking fund will be established for the benefit of the Capital Securities.

Liquidation of the Trust...     Upon the occurrence and continuation of a
                                Special Event, the Company will have the right, subject to any necessary prior approval of the Federal Reserve, to dissolve the Trust and cause the Subordinated Debentures to be distributed to the holders of the Capital Securities and the Common Securities in liquidation of the Trust.
                                See "Description of New Securities --
                                Description of Capital Securities -- Redemption
                                -- Special Event Redemption or Distribution of
                                Subordinated Debentures."

                                In the event of the liquidation of the Trust, after satisfaction of the claims of creditors of the Trust, if any, as provided by applicable law, the holders of the Capital Securities will be entitled to receive a Liquidation Amount of $1,000 per Capital Security plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of such amount in Subordinated Debentures as described above. If such Liquidation Distribution (as defined herein) can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Capital Securities shall be paid on a pro rata basis. The holder of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Capital Securities, except that if an Indenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities. See "Description of New Securities -- Description of Capital Securities -- Liquidation Distribution Upon Dissolution."

Absence of Market for
    New Capital Securities..    The New Capital Securities will be a new issue
                                of securities for which there currently is no market. Morgan Stanley & Co. Incorporated,
                                Lehman Brothers Inc. and Salomon Brothers Inc, the initial purchasers of the Old Capital
                                Securities (the "Initial Purchasers"), informed the Company and the Trust in connection with the offering of the Old Capital Securities that the Initial Purchasers intended to make a market in the Old Capital Securities; however, the Initial
                                Purchasers are not obligated to make a market in the Old Capital Securities or the New Capital
                                Securities, and any such market-making activity with respect to the Old Capital Securities or the New Capital Securities may be discontinued at any time without notice. Accordingly, no assurance can be given that an active public or other market will develop for the Old Capital
                                Securities or the New Capital Securities and no representations can be made as to the liquidity of or the trading market for the Old Capital
                                Securities or the New Capital Securities.


Listing/Applications..........  Application has been made to list the Capital
                                Securities on the Luxembourg Stock Exchange.

                                  RISK FACTORS


         Holders of Old Capital Securities should carefully review the information contained elsewhere in this Prospectus and should particularly consider the following matters prior to tendering Old Capital Securities in the Exchange Offer. Certain statements in this Prospectus and documents incorporated herein by reference are forward-looking and are identified by the use of forward-looking words or phrases such as "intended," "will be positioned," "expects," is or are "expected," "anticipates," and "anticipated." These forward-looking statements are based on the Company's current expectations. To the extent any of the information contained or incorporated by reference in this Prospectus constitutes a "forward-looking statement" as defined in Section 21E(i)(1) of the Exchange Act, the risk factors set forth below are cautionary statements identifying important factors that could cause actual results to differ materially from those in the forward-looking statements.


RANKING OF SUBORDINATED OBLIGATIONS UNDER THE GUARANTEE AND THE SUBORDINATED DEBENTURES

         The obligations of the Company under the Guarantee issued by the Company for the benefit of the holders of Capital Securities and under the Subordinated Debentures are unsecured and rank subordinate and junior in right of payment to all Indebtedness of the Company to the extent described herein. At March 31, 1997, the Indebtedness of the Company aggregated approximately $369.3 million. Because the Company is a holding company, the right of the Company to participate in any distributions of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that the Company may itself be recognized as a creditor of that subsidiary. There are various legal limitations on the extent to which certain of the Company's subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, the Company. Accordingly, the Subordinated Debentures will effectively be subordinated to all existing and future liabilities of the Company's subsidiaries, and holders of the Subordinated Debentures should look only to the assets of the Company for payments on the Subordinated Debentures. None of the Indenture, the Guarantee Agreement, or the Declaration places any limitation on the amount of secured or unsecured Indebtedness that may be incurred by the Company or on the amount of liabilities and obligations of the Company's subsidiaries. See "Description of New Securities -- Description of Guarantee -- Status of the Guarantee" and "-- Description of Subordinated Debentures -- Subordination."

         The ability of the Trust to pay amounts due on the Capital Securities is solely dependent upon the Company making payments on the Subordinated Debentures as and when required.


ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES

         If a Trust Enforcement Event (as defined herein) occurs and is continuing, then the holders of Capital Securities would rely on the enforcement by the Property Trustee of its rights as a holder of the Subordinated Debentures against the Company. The holders of a majority in Liquidation Amount of the Capital Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Subordinated Debentures. The New Capital Securities and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will constitute a single series of Capital Securities under the Declaration, and accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Declaration. If the Property Trustee fails to enforce its rights with respect to the Subordinated Debentures held by the Trust, any record holder of Capital Securities may, to the fullest extent permitted by law, institute legal proceedings directly against the Company to enforce the Property Trustee's rights under such Subordinated Debentures without first instituting any legal proceedings against such Property Trustee or any other person or entity.

         If the Company were to default on its obligation to pay amounts payable under the Subordinated Debentures, the Trust would lack funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities would not be able to rely upon the Guarantee for payment of such amounts. However, in the event the Company failed to pay interest on or principal of the Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Capital Securities may institute a proceeding directly against the Company under the Indenture for enforcement of payment to such holder of the interest on or principal of Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities of such holder (a "Direct Action"). In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Capital Securities under the Declaration to the extent of any payment made by the Company to such holder of Capital Securities in such Direct Action. Except as set forth herein, holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of Subordinated Debentures or assert directly any other rights in respect of the Subordinated Debentures. See "Description of New Securities -- Description of Capital Securities -- Trust Enforcement Events," "-- Description of Guarantee" and "-- Description of Subordinated Debentures -- Indenture Events of Default."


OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES

         The Company has the right under the Indenture to defer the payment of interest on the Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters, provided that no Extension Period may extend beyond the Stated Maturity of the Subordinated Debentures. As a consequence of any such deferral, quarterly Distributions on the Capital Securities by the Trust will be deferred during any such Extension Period but would continue to accumulate at a variable annual rate equal to LIBOR plus .70%, compounded quarterly during any such Extension Period. During any such Extension Period, the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal, interest, or premium, if any, on or repay, repurchase, or redeem any debt securities of the Company that rank pari passu with or junior to the Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior to the Subordinated Debentures (other than (a) repurchases, redemptions, or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan, or other similar arrangement with or for the benefit of any one or more employees, officers, directors, or consultants, or in connection with a dividend reinvestment or stockholder stock purchase plan, (b) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any other class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock, or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholders rights plan, or the issuance of rights, stock, or other property under any stockholders' rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options, or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options, or other rights is the same stock as that on which the dividend is being paid (or ranks pari passu with or junior to such stock)). Prior to the termination of any such Extension Period, the Company may further extend the Extension Period, provided that no Extension Period may exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period subject to the above requirements. See "Description of New Securities -- Description of Capital Securities -- Distributions" and
"-- Description of Subordinated Debentures -- Option to Extend Interest
Payment Period."

         Should the Company defer payment of interest on the Subordinated Debentures, a holder of Capital Securities will be required to accrue income (in the form of OID) (which will include both stated interest and the de minimis OID on the Subordinated Debentures) for United States federal income tax purposes in respect of its pro rata share of the Subordinated Debentures held by the Trust. As a result, a holder of Capital Securities will be required to include such interest income in gross income for United States federal income tax purposes in advance of the receipt of cash attributable to such interest income, and will not receive the cash related to such income from the Trust if the holder disposes of the Capital Securities prior to the record date for the payment of Distributions with respect to such Extension Period. See "Certain United States Federal Income Tax Consequences -- Interest Income and Original Issue Discount" and "-- Sales of Capital Securities."

         The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Subordinated Debentures. However, should the Company elect to exercise such right in the future, the market price of the Capital Securities is likely to be adversely affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, as a result of the Company's right to defer interest payments, the market price of the Capital Securities (which represent preferred undivided beneficial interests in the Subordinated

Debentures) may be more volatile than the market prices of other similar securities where the issuer does not have such right to defer interest payments.


SPECIAL EVENT REDEMPTION; PROPOSED TAX LAW CHANGES

         Upon the occurrence and continuation of a Special Event, the Company has the right, subject to any necessary prior approval of the Federal Reserve, to redeem the Subordinated Debentures in whole (but not in part) within 90 days following the occurrence of such Special Event and thereby cause a mandatory redemption of the Capital Securities and Common Securities. A "Special Event" means a Tax Event, a Regulatory Capital Event, or an Investment Company Event (each as defined herein).

         Legislation was proposed by the United States Department of Treasury on February 6, 1997, as part of President Clinton's Fiscal 1998 Budget Proposal (the "Budget Proposal") that contains a provision which generally would deny an interest deduction for interest paid or accrued on an instrument issued by a corporation that (i) has a maximum term of more than 15 years and (ii) is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the consolidated balance sheet that includes the issuer and the holder. As originally drafted, this provision was proposed to be effective generally for debt instruments issued on or after the date of the first Congressional committee action taken on the proposed legislation. If this provision were to apply to the Subordinated Debentures, the Company would be prohibited from deducting the interest on the Subordinated Debentures, which would trigger a "Tax Event" (see below). On June 9, 1997, House Ways and Means Committee Chairman Bill Archer released his draft proposed Revenue Reconciliation Act of 1997 which deleted this particular provision. On June 19, 1997, the Senate Finance Committee released its approved draft of the Revenue Reconciliation Act of 1997, which likewise did not include this particular provision. This particular provision of the President's Proposal is not included in the legislation currently under consideration by the Joint Committee.

         Even though the most recent Congressional action does not incorporate the President's Proposal concerning the disallowance of interest deductions on long-term debt obligations not treated as indebtedness on the issuer's balance sheet, there can be no assurance as to the ultimate resolution of the pending legislation on this issue. Thus, there can be no assurance that the proposed legislation, future legislative proposals, or final legislation will not adversely affect the ability of the Company to deduct interest on the Subordinated Debentures or otherwise affect the tax treatment of the transactions described herein. Moreover, such legislation could give rise to a Tax Event, which would permit the Company to cause a redemption of the Capital Securities, as described more fully herein under the caption "Description of New Securities -- Description of Capital Securities -- Redemption -- Special Event Redemption or Substitution of Subordinated Debentures."


LIQUIDATION DISTRIBUTION OF SUBORDINATED DEBENTURES

         Upon the occurrence and continuation of a Special Event, the Company will have the right, subject to any necessary prior approval of the Federal Reserve, to dissolve the Trust and, after satisfaction of the claims of creditors of the Trust, if any, as provided by applicable law, cause the Subordinated Debentures to be distributed to the holders of the Capital Securities and the Common Securities in liquidation of the Trust. In addition, upon liquidation of the Trust and certain other events, after satisfaction of the claims of creditors of the Trust, if any, as provided by applicable law, the Subordinated Debentures may be distributed to such holders. Under current United States federal income tax law and interpretations thereof and assuming, as expected, the Trust is treated as a grantor trust for United States federal income tax purposes, a distribution by the Trust of the Subordinated Debentures pursuant to a liquidation of the Trust will not be a taxable event to the Trust or to holders of the Capital Securities, and will result in a holder of the Capital Securities receiving directly such holder's pro rata share of the Subordinated Debentures (previously held indirectly through the Trust). If, however, the liquidation of the Trust were to occur because the Trust is subject to United States federal income tax with respect to income accrued or received on the Subordinated Debentures as a result of the occurrence of a Tax Event or otherwise, the distribution of Subordinated Debentures to holders of the Capital Securities by the Trust could be a taxable event to the Trust and each such holder, and holders of the Capital Securities may be required to recognize gain or loss as if they had exchanged their Capital Securities for the Subordinated Debentures they receive upon the liquidation of the Trust. See "Certain United States Federal Income Tax Consequences -- Distribution of Subordinated Debentures or Cash Upon Liquidation of the Trust."

         There can be no assurance as to the market prices for Capital Securities or Subordinated Debentures that may be distributed in exchange for Capital Securities if a liquidation of the Trust occurs. Accordingly, the Capital Securities or the Subordinated Debentures that a holder of Capital Securities may receive on liquidation of the Trust may trade at a discount to the price that the investor paid to purchase the Capital Securities. See "Description of New Securities --

Description of Capital Securities -- Redemption -- Special Event Redemption or Distribution of Subordinated Debentures" and "-- Description of Subordinated Debentures -- General."


LIMITED VOTING RIGHTS

         Holders of Capital Securities generally will have limited voting rights relating only to the modification of the Capital Securities and certain other matters described herein. Holders of Capital Securities will not be entitled to vote to appoint, remove, or replace any of the Declaration Trustees, which voting rights are vested exclusively in the holder of the Common Securities, unless a Declaration Event of Default shall have occurred and is continuing. The Declaration Trustees and the Company may amend the Declaration without the consent of holders of Capital Securities to ensure that the Trust will be classified as a grantor trust for United States federal income tax purposes even if such action adversely affects the interests of such holders. See "Description of New Securities -- Description of Capital Securities -- Voting Rights; Amendment of the Declaration."


CONSEQUENCES OF FAILURE TO EXCHANGE OLD CAPITAL SECURITIES

         The Old Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold, or otherwise transferred in the United States except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Old Capital Securities which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Old Capital Securities which remain outstanding will not be entitled to any rights to have such Old Capital Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions). The Company and the Trust do not intend to register under the Securities Act any Old Capital Securities which remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable).

         To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. In addition, although the Old Capital Securities have been designated for trading in the Private Offerings, Resale, and Trading through Automatic Linkages ("PORTAL") market, to the extent that Old Capital Securities are tendered and accepted in connection with the Exchange Offer, any trading market for Old Capital Securities which remain outstanding after the Exchange Offer could be adversely affected.

         The New Capital Securities and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will constitute a single series of Capital Securities under the Declaration and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding

Liquidation Amount thereof have taken certain actions or exercised certain rights under the Declaration. See "Description of New Securities -- Description of Capital Securities -- General."

         The Old Capital Securities provide that, if a Registration Default (as defined herein) occurs, the distribution rate borne by the Old Capital Securities will increase by 0.25% per annum per $1,000 Liquidation Amount of Old Capital Securities, commencing upon the occurrence of such Registration Default until such Registration Default is cured. See "Description of Old Capital Securities." Following consummation of the Exchange Offer, the Old Capital Securities will not be entitled to any increase in the distribution rate thereon. The New Capital Securities will not be entitled to any such increase in the distribution rate thereon.


ABSENCE OF PUBLIC MARKET


         The Old Capital Securities have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for the New Capital Securities. Although the New Capital Securities will generally be permitted to be resold or otherwise transferred by the holders (who are not Affiliates) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. Capital Securities may be transferred by the holders thereof only in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities).

         The Company and the Trust were advised by the Initial Purchasers in connection with the offering of the Old Capital Securities that the Initial Purchasers intended to make a market in the Old Capital Securities. However, the Initial Purchasers are not obligated to make a market in the Old Capital Securities or the New Capital Securities and any such market-making activity with respect to the Old Capital Securities or the New Capital Securities may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer. Accordingly, no assurance can be given that an active public or other market will develop for the New Capital Securities or the Old Capital Securities or as to the liquidity of or the trading market for the New Capital Securities or the Old Capital Securities. If an active public market does not develop, the market price and liquidity of the New Capital Securities may be adversely affected.



         If a public trading market develops for the New Capital Securities, future trading prices of such securities will depend on many factors, including, among other things, prevailing interest rates, results of operations of the Company, and the market for similar securities. Depending on prevailing interest rates, the market for similar securities, and other factors, including the financial condition of the Company, the New Capital Securities may trade at a discount.


         Notwithstanding the registration of the New Capital Securities in the Exchange Offer, holders who are Affiliates may publicly offer for sale or resell the New Capital Securities only in compliance with the provisions of Rule 144 under the Securities Act.

         Each Participating Broker-Dealer that receives New Capital Securities for its own account must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. See "Plan of Distribution."


EXCHANGE OFFER PROCEDURES

         Issuance of the New Capital Securities in exchange for Old Capital Securities pursuant to the Exchange Offer will be made only after a timely receipt by the Exchange Agent or the Special Luxembourg Exchange Agent of such Old Capital Securities, a properly completed and duly executed Letter of Transmittal or Agent's Message in lieu thereof, and all other required documents. Therefore, holders of the Old Capital Securities desiring to tender such Old Capital Securities in exchange for New Capital Securities should allow sufficient time to ensure timely delivery. None of the Company, the Trust, the Exchange Agent, or the Special Luxembourg Exchange Agent are under any duty to give notification of defects or irregularities with respect to the tenders of Old Capital Securities for exchange.


CONSEQUENCES OF HIGHLY LEVERAGED TRANSACTION

         The Indenture does not contain any provisions that afford holders of the Subordinated Debentures protection in the event of a highly leveraged transaction, including a change of control, or other similar transactions involving the Company that may adversely affect such holders. See "Description of New Securities -- Description of Subordinated Debentures."

                                    THE TRUST


         The Trust is a statutory business trust created under the Delaware Business Trust Act, as amended (the "Trust Act"), pursuant to the Declaration and the filing of a certificate of trust with the Secretary of State of the State of Delaware. The Company acquired the Common Securities in an aggregate Liquidation Amount equal to $6,186,000, which is 3% of the total capital of the Trust. The Trust used all the proceeds derived from the issuance of the Capital Securities and the Common Securities to purchase the Subordinated Debentures and, accordingly, the assets of the Trust consist solely of the Subordinated Debentures. The Trust exists for the exclusive purpose of (i) issuing the Trust Securities representing undivided beneficial ownership interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Subordinated Debentures, and (iii) engaging in only those other activities necessary or incidental thereto. The Declaration does not limit the aggregate liquidation amount of Trust Securities that may be issued thereunder, provided that prior to issuing any additional Trust Securities, the Declaration Trustees shall have received an opinion of counsel to the effect that the issuance of such Trust's Securities will not affect the Trust status as a grantor trust for United States federal income tax purposes.

         The Trust's business and affairs are conducted by the Declaration Trustees, consisting of three Regular Trustees, who are employees or officers of or who are affiliated with the Company; The Chase Manhattan Bank, as Property Trustee; and The Chase Manhattan Bank Delaware, which maintains its principal place of business in the State of Delaware, as Delaware Trustee. The Chase Manhattan Bank also acts as the Guarantee Trustee and the Indenture Trustee.

         The Property Trustee holds title to the Subordinated Debentures for the benefit of the holders of the Trust Securities, and the Property Trustee has the power to exercise all rights, powers, and privileges with respect to the Subordinated Debentures under the Indenture pursuant to which the Subordinated Debentures are issued, as the holder of such Subordinated Debentures. In addition, the Property Trustee maintains exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Subordinated Debentures for the benefit of the holders of the Trust Securities. The Guarantee Trustee holds the Guarantee for the benefit of the holders of the Capital Securities. The Company, as the holder of all the Common Securities, has the right to appoint, remove, or replace any of the Declaration Trustees and to increase or decrease the number of Declaration Trustees, provided there must always be a Delaware Trustee, a Property Trustee, and a Regular Trustee.

         Under the Indenture, the Company, as borrower, has agreed to pay all fees and expenses related to the organization and operations of the Trust (including any taxes, duties, assessments, or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other domestic taxing authority upon the Trust) and be responsible for all debts and obligations of the Trust (other than with respect to the Capital Securities). See "Description of New Securities -- Description of Capital Securities -- Expenses and Taxes" and "-- Description of Subordinated Debentures -- Certain Covenants of the Company."

         For so long as the Capital Securities remain outstanding, the Company has covenanted (i) to maintain directly or indirectly 100% ownership of the Common Securities, (ii) to cause the Trust to remain a statutory business trust and not to voluntarily dissolve, wind-up, liquidate, or be terminated, except as permitted by the Declaration, (iii) to use its commercially reasonable efforts to ensure that the Trust will not be an "investment company" for purposes of the Investment Company Act of 1940, as amended, and (iv) to take no action that would be reasonably likely to cause the Trust to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.

         The Declaration and the Guarantee Agreement incorporate by reference the terms of the Trust Indenture Act. The rights of the holders of the Capital Securities, including economic rights, rights to information, and voting rights, are set forth in the Declaration and the Trust Indenture Act. See "Description of New Securities -- Description of Capital Securities."


         The location of the principal executive office of the Trust is Huntington Center, 41 South High Street, Columbus, Ohio 43287.

                                   THE COMPANY


         The Company, a multi-state bank holding company incorporated under the laws of the State of Maryland in 1966, is headquartered in Columbus, Ohio. At March 31, 1997, the Company had total assets of approximately $21.6 billion and total deposits of approximately $13.9 billion. The Company, through its affiliates, conducts a full service commercial and consumer banking business, engages in mortgage banking, lease financing, trust services, discount brokerage services, underwriting credit life and disability insurance, and issuing commercial paper guaranteed by the Company, and provides other financial products and services. At March 31, 1997, the Company's affiliates had 202 banking offices in Ohio and Northern Kentucky, 43 banking offices in West Virginia, 43 banking offices in Michigan, 43 banking offices in Florida, 24 banking offices in Indiana, and one foreign office in the Cayman Islands. In addition, the Company's mortgage company affiliate has loan origination offices throughout the Midwest and East Coast. The principal executive offices of the Company are located at Huntington Center, 41 South High Street, Columbus, Ohio 43287 (telephone number 614-480-8300).

         Effective as of June 30, 1997, all but one of the Company's banking subsidiaries were merged into its wholly owned principal banking subsidiary, The Huntington National Bank. In February 1997, the Company completed the acquisition of Citi-Bancshares, Inc., a $548 million bank holding company headquartered in Leesburg, Florida. On May 5, 1997, the Company entered into an agreement to acquire First Michigan Bank Corporation, a bank holding company located in Holland, Michigan, with assets and deposits of $3.6 billion and $3.0 billion, respectively, as of March 31, 1997. On May 22, 1997, the Company entered into an agreement to acquire The Bank of Winter Park, a Florida state-chartered bank located in Winter Park, Florida, with assets and deposits of $90 million and $82.5 million, respectively, as of March 31, 1997. Although the Company has no other acquisitions pending, the Company continues to explore other opportunities to acquire banking and non-banking companies, both interstate and intrastate.



                     SELECTED FINANCIAL DATA OF THE COMPANY


         The following selected financial data of the Company for the five years ended December 31, 1996, have been derived from the Company's audited consolidated financial statements. The selected financial data for the three months ended March 31, 1997 and 1996, have been derived from unaudited consolidated financial statements and reflect all adjustments (consisting of normal recurring accruals) that, in the opinion of management, are necessary for a fair presentation of such data. Operating results for the three months ended March 31, 1997, are not necessarily indicative of results for the entire year. This data should be read in conjunction with the consolidated financial statements, related notes, and other financial information of the Company incorporated by reference herein.


BALANCE SHEET DATA (IN THOUSANDS)

                                            MARCH 31,                                      DECEMBER 31,
                                   -------------------------   -------------------------------------------------------------------
                                       1997          1996          1996          1995          1994          1993          1992
                                   -----------   -----------   -----------   -----------   -----------   -----------   -----------
Total assets ..................    $21,603,478   $20,137,982   $20,851,513   $20,254,598   $17,770,640   $17,618,707   $16,246,526
Securities available for sale..      4,897,160     4,954,577     4,743,933     4,721,144     3,304,493     3,840,064       399,221
Investment securities .........         59,662        74,213        60,444        67,604       475,692       359,345     3,931,907
Loans .........................     14,869,139    13,369,308    14,260,747    13,261,667    12,064,436    10,953,928     9,514,516
Allowance for loan losses .....        208,763       197,375       199,058       194,456       200,492       211,835       153,654
Deposits ......................     13,940,274    13,006,213    13,385,891    12,636,582    11,965,067    12,044,690    11,747,942
Long-term debt ................      1,909,869     1,985,806     1,556,326     2,103,024     1,214,052       762,310       478,872
Common stock ..................    $ 1,264,664    $1,056,209   $ 1,264,664   $ 1,056,209   $   912,318   $   902,107   $   634,763
Treasury stock ................       (154,822)     (193,213)     (204,634)     (180,632)      (16,577)      (15,290)       (6,069)
Capital surplus ...............        253,319       241,079       237,348       235,802       215,084       216,168       212,603
Net unrealized (losses) gains
  on securities available for
  sale ........................        (60,924)       (3,954)      (14,569)       40,972       (63,289)          --             --
Retained earnings .............        266,839       402,389       228,705       366,514       364,284       221,652        288,372
                                   -----------    ----------    ----------    ----------    ----------    ----------     ----------
Total shareholders' equity ....    $1,569,076     $1,502,510    $1,511,514    $1,518,865    $1,411,820    $1,324,637     $1,129,669
                                   ==========     ==========    ==========    ==========    ==========    ==========     ==========

INCOME STATEMENT DATA (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                  THREE MONTHS ENDED
                                       MARCH 31,                            YEARS ENDED DECEMBER 31,
                                --------------------    ------------------------------------------------------------------
                                  1997        1996         1996          1995          1994          1993          1992
                                --------    --------    ----------    ----------    ----------    ----------    ----------
Interest income .............   $405,184    $374,296    $1,510,464    $1,461,896    $1,219,721    $1,236,311    $1,202,286
Interest expense ............    193,664     189,578       751,640       737,333       463,671       440,111       504,846
                                --------    --------    ----------    ----------    ----------    ----------    ----------
   Net interest income ......    211,520     184,718       758,824       724,563       756,050       796,200       697,440
Provision for loan losses ...     18,892      11,823        65,050        28,721        15,284        79,294        81,562
Non-interest income .........     63,824      61,072       255,290       233,953       211,271       219,865       184,503
Securities gains ............      1,977       7,090        17,703         9,056         2,594        27,189        36,332
Non-interest expenses .......    155,315     143,496       567,946       560,403       588,157       600,169       603,278
                                --------    --------    ----------    ----------    ----------    ----------    ----------
   Income before income
     taxes ..................    103,114      97,561       398,821       378,448       366,474       363,791       233,435
Provision for income taxes...     36,664      34,736       136,720       133,959       123,881       126,879        72,389
                                --------    --------    ----------    ----------    ----------    ----------    ----------
   Net income ...............   $ 66,450    $ 62,825    $  262,101    $  244,489    $  242,593    $  236,912    $  161,046
                                ========    ========    ==========    ==========    ==========    ==========    ==========
Per Common Share(a):
   Net income ...............      $0.42       $0.38         $1.63         $1.47         $1.47         $1.45         $1.00
   Cash dividends declared ..      $0.18       $0.16         $0.68         $0.62         $0.56         $0.46         $0.40




------------------
(a)  Adjusted for the 10% stock dividend to be distributed July 31, 1997



                       RATIO OF EARNINGS TO FIXED CHARGES


         The Company's consolidated ratios of earnings to fixed charges for each of the periods indicated are set forth below (unaudited):

                                         THREE
                                         MONTHS
                                         ENDED                                 YEARS ENDED DECEMBER 31,
                                        MARCH 31,     --------------------------------------------------------------------------
                                          1997           1996            1995            1994           1993            1992
                                        ---------     -----------     -----------     -----------    -----------     -----------
Earnings to Fixed Charges:
  Excluding Interest on Deposits.....      2.30           2.33            2.18            3.07           3.80            3.29
  Including Interest on Deposits.....      1.53           1.52            1.51            1.78           1.81            1.46

         For purposes of computing the ratios of earnings to fixed charges, earnings represent net income plus applicable income taxes and fixed charges. Fixed charges, excluding interest on deposits, represent interest expense (except interest on deposits), and one-third of rental expense (which is deemed representative of the interest factor). Fixed charges, including interest on deposits, represent the foregoing items plus interest on deposits.



                                 CAPITALIZATION


         The following table sets forth the consolidated capitalization of the Company and its subsidiaries as of March 31, 1997, and as adjusted to give effect to the consummation of the offering of the Old Capital Securities. There has been no material change in the capitalization of the Company since March 31, 1997. The following data should be read in conjunction with the consolidated financial statements and notes thereto of the Company and its subsidiaries incorporated herein by reference. See "Incorporation of Certain Documents by Reference." Also show below are certain consolidated regulatory capital ratios of the Company and its subsidiaries at March 31, 1997. The issuance of the New Capital Securities in the Exchange Offer will have no effect on the capitalization of the Company.

                                                                                          MARCH 31,
                                                                                            1997
                                                                                          ----------
                                                                                         (DOLLARS IN
                                                                                          THOUSANDS)

    Long-term debt:
        Direct obligations of Company ..............................................      $  329,281
        Obligations of Company subsidiaries ........................................       1,380,588
        Preferred Stock Issued by Subsidiaries--the Capital Securities (a) .........         200,000
                                                                                          ----------
           Total long-term debt ....................................................       1,909,869
                                                                                          ----------
    Shareholders' equity:
        Preferred stock ............................................................           --
        Common stock ...............................................................       1,264,664
        Treasury stock .............................................................        (154,822)
        Capital surplus ............................................................         253,319
        Net unrealized losses on securities available for sale .....................         (60,924)
        Retained earnings ..........................................................         266,839
                                                                                          ----------
           Total shareholders' equity ..............................................       1,569,076
                                                                                          ----------
           Total capitalization ....................................................      $3,478,945
                                                                                          ==========
    Capital ratios:
        Tier 1 capital to risk-adjusted assets .....................................            8.92%
        Total capital to risk-adjusted assets ......................................           12.34%
        Tier 1 Leverage ............................................................            7.60%



-------------------
(a) Reflects the Capital Securities. The Trust holds the Subordinated Debentures as its sole asset. The Company owns all of the Common Securities of the Trust.

                                 USE OF PROCEEDS


         Neither the Company nor the Trust will receive any proceeds from the issuance of the New Capital Securities offered hereby. The Old Capital Securities surrendered in exchange for the New Capital Securities will be retired and canceled.

         All of the net proceeds from the sale of the Old Capital Securities, which totaled approximately $197,246,000, were invested by the Trust in the Old Subordinated Debentures. The net proceeds from the sale of the Old Subordinated Debentures were or will be used by the Company for general corporate purposes, including but not limited to the repayment of existing indebtedness, the repurchase of the Company's stock, investments in, or extensions of credit to, the Company's subsidiaries, the financing of possible acquisitions, and general working capital. Although the Company does not intend to use the proceeds of the Old Capital Securities for any pending acquisition, the Company continues to explore opportunities to acquire banking and non-banking companies, both interstate and intrastate. The precise amounts and timing of the application of proceeds depend upon the funding requirements of the Company and its subsidiaries and the availability of other funds. The Company may engage in other financings in the future.



                              ACCOUNTING TREATMENT


         For financial reporting purposes, the Trust will be treated as a subsidiary of the Company and, accordingly, the accounts of the Trust will be included in the consolidated financial statements of the Company. The Capital Securities will be presented in the consolidated balance sheet of the Company as a component of long term debt. The Company will record Distributions payable on the Capital Securities as interest expense in its consolidated statement of income.



                               THE EXCHANGE OFFER


PURPOSE AND EFFECT OF EXCHANGE OFFER

         In connection with the sale of the Old Capital Securities, the Company and the Trust entered into the Registration Rights Agreement with the Initial Purchasers, pursuant to which the Company and the Trust agreed to file and to use their best efforts to cause to be declared effective by the Commission a registration statement with respect to the exchange of the Old Capital Securities for the New Capital Securities with terms identical in all material respects to the terms of the Old Capital Securities, except that the New Capital Securities (i) have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Capital Securities, and (ii) will not provide for any increase in the distribution rate thereon. In that regard, the Old Capital Securities provide, among other things, that, if the Exchange Offer is not consummated by September 11, 1997 (which is the date that is 30 business days after the date on which the Registration Statement was declared effective by the Commission), or if the Registration Statement is filed and declared effective but thereafter ceases to be effective or fails to be usable for its intended purpose without being succeeded within five business days by a post-effective amendment to such Registration Statement that cures such failure and that is itself immediately declared effective (a "Registration Default"), the distribution rate borne by the Old Capital Securities will increase by 0.25% per annum per $1,000 Liquidation Amount of Old Capital Securities commencing upon the occurrence of such Registration Default until such Registration Default is cured. Upon consummation of the Exchange Offer, holders of Old Capital Securities will not be entitled to any increase in the distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors -- Consequences of a Failure to Exchange Old Capital Securities" and "Description of Old Securities." A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.



         So long as the Capital Securities are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, notice of the Exchange Offer will be published in a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort).


         The Exchange Offer is not being made to, nor will the Trust or the Company accept tenders for exchange from, holders of Old Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

         Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Old Capital Securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Old Capital Securities are held of record by DTC who desires to deliver such Old Capital Securities by book-entry transfer at DTC.

         Pursuant to the Exchange Offer, the Company will exchange as soon as practicable after the date hereof, the Old Guarantee for the New Guarantee and all of the Old Subordinated Debentures, of which $206,186,000 aggregate principal amount is outstanding, for a like aggregate principal amount of the New Subordinated Debentures. The New Guarantee and $200,000,000 of the New Subordinated Debentures have been registered under the Securities Act.


TERMS OF EXCHANGE


         The Trust hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $200,000,000 aggregate Liquidation Amount of New Capital Securities for a like aggregate Liquidation Amount of Old Capital Securities properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described below. The Trust will issue, promptly after the Expiration Date, an aggregate Liquidation Amount of up to $200,000,000 of New Capital Securities in exchange for a like aggregate Liquidation Amount of outstanding Old Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Old Capital Securities in whole or in part in a Liquidation Amount of not less than $100,000 or any integral multiple of $1,000 in excess thereof, provided that if any Old Capital Securities are tendered in exchange for part, the untendered Liquidation Amount must be $100,000 or any integral multiple of $1,000 in excess thereof. Each holder of Old Capital Securities who tenders such Old Capital Securities pursuant to this Exchange Offer will, by participating in the Exchange Offer and executing the Letter of Transmittal, be deemed to have agreed and consented to (A) this transfer restriction on the New Capital Securities, and (B) the placement of a legend to the foregoing effect on each certificate evidencing the New Capital Securities, which agreement and consent shall be binding upon such holder and all successors and assigns.




         The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered. As of the date of this Prospectus, $200,000,000 aggregate Liquidation Amount of the Old Capital Securities is outstanding.

         Holders of Old Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Old Capital Securities which are not tendered for or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Declaration, but will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors -- Consequences of a Failure to Exchange Old Capital Securities" and "Description of Old Securities."

         If any tendered Old Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

         Holders who tender Old Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Capital Securities in connection with the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See " -- Fees and Expenses."

         NEITHER THE BOARD OF DIRECTORS OF THE COMPANY NOR ANY DECLARATION TRUSTEE MAKES ANY RECOMMENDATION TO HOLDERS OF OLD CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD CAPITAL SECURITIES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OLD CAPITAL SECURITIES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

         The Exchange Offer will expire at on the Expiration Date which will occur at 5:00 p.m., New York City time, on September 2, 1997, unless the Exchange Offer is extended by the Company and the Trust (in which case the term Expiration Date shall mean the latest date and time to which the Exchange
Offer is extended).


         The Company and the Trust expressly reserve the right in their sole discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange, (ii) to terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) if the Company and the Trust determine, in their sole discretion, that any of the events or conditions referred to under " -- Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities as described under " -- Withdrawal Rights," and
(iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Company and the Trust to constitute a material change, or if the Company and the Trust waive a material condition of the Exchange Offer, the Company and the Trust will promptly disclose such amendment by means of an amended or supplemented Prospectus that will be distributed to the registered holders of the Old Capital Securities, and the Company and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.


         Any such delay in acceptance, extension, termination, or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and the Special Luxembourg Exchange Agent and by making a public announcement thereof. Such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date and, so long as the Capital Securities are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, will be promptly published in a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort). Without limiting the manner in which the Company and the Trust may choose to make any public announcement and subject to applicable law, the Company and the Trust shall have no obligation to publish, advertise, or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.


ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF NEW CAPITAL SECURITIES


         Upon the terms and subject to the conditions of the Exchange Offer, the Trust will exchange New Capital Securities for Old Capital Securities validly tendered and not withdrawn (pursuant to the withdrawal rights described under " -- Withdrawal Rights") promptly after the Expiration Date.

         In all cases, delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt (i) by the Exchange Agent or the Special Luxembourg Exchange Agent of Old Capital Securities or by the Exchange Agent of a book-entry confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC, including an Agent's Message if the tendering holder has not delivered a Letter of Transmittal, (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees or (in the case of a book-entry transfer) an Agent's Message in lieu of the Letter of Transmittal, and (iii) any other documents required by the Letter of Transmittal.


         The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC. The term "Agent's Message" means a message, transmitted by DTC to and received by the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant, which acknowledgment states that such participant has received and agrees to be bound by the Letter of Transmittal and that the Trust and the Company may enforce such Letter of Transmittal against such participant.



         Subject to the terms and conditions of the Exchange Offer, the Company and the Trust will be deemed to have accepted for exchange, and thereby exchanged, Old Capital Securities validly tendered and not withdrawn as, if, and when the Trust gives oral or written notice to the Exchange Agent of the Company's and the Trust's acceptance of such Old Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent and Special Luxembourg Exchange Agent will act as agent for the Company and the Trust for the purpose of receiving tenders of Old Capital Securities, Letters of Transmittal, and related documents, and as agents for tendering holders for the purpose of receiving Old Capital Securities, Letters of Transmittal, and related documents and transmitting New Capital Securities to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Old Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Company's and the Trust's acceptance for exchange of Old Capital Securities) or the Company and the Trust extend the Exchange Offer or are unable to accept for exchange or exchange Old Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Company's and the Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Company and the Trust and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Old Capital Securities and such Old Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under " -- Withdrawal Rights."


         Pursuant to the Letter of Transmittal or Agent's Message in lieu thereof, a holder of Old Capital Securities will warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign, and transfer Old Capital Securities, that the Trust will acquire good, marketable, and unencumbered title to the tendered Old Capital Securities, free and clear of all liens, restrictions, charges, and encumbrances, and the Old Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Company, the Trust, the Exchange Agent or the Special Luxembourg Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Old Capital Securities tendered pursuant to the Exchange Offer.



PROCEDURES FOR TENDERING OLD CAPITAL SECURITIES


         VALID TENDER. Except as set forth below, in order for Old Capital Securities to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or (in the case of a book-entry tender) an Agent's Message in lieu of the Letter of Transmittal, and any other required documents, must be received by the Exchange Agent or Special Luxembourg Exchange Agent at its address set forth under " -- Exchange Agent and Special Luxembourg Exchange Agent," and either (i) tendered Old Capital Securities must be received by the Exchange Agent or Special Luxembourg Exchange Agent, or (ii) such Old Capital Securities must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation, including an Agent's Message if the tendering holder has not delivered a Letter of Transmittal, must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth below must be complied with.

         If less than all of the Old Capital Securities are tendered, a tendering holder should fill in the amount of Old Capital Securities being tendered in the appropriate box on the Letter of Transmittal and the untendered Liquidation Amount must be $100,000 or any integral multiple of $1,000 in excess thereof. The entire amount of Old Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

         If less than all of the Old Capital Securities are tendered, a tendering holder should fill in the amount of Old Capital Securities being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Old Capital Securities delivered to the Exchange Agent or Special Luxembourg Exchange Agent will be deemed to have been tendered unless otherwise indicated.

         THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL, AND ALL OTHER REQUIRED DOCUMENTS, IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT OR SPECIAL LUXEMBOURG EXCHANGE AGENT. HAND DELIVERY, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OTHER DOCUMENTS SHOULD BE SENT TO THE COMPANY OR THE TRUST.

         IT IS STRONGLY RECOMMENDED THAT HOLDERS SEND THEIR LETTERS OF TRANSMITTAL AND OTHER DOCUMENTS DIRECTLY TO THE EXCHANGE AGENT TO AVOID DELAYS THAT MAY ARISE FROM TRANSMISSION OF SUCH DOCUMENTS TO LUXEMBOURG.

         BOOK ENTRY TRANSFER. The Exchange Agent will establish an account with respect to the Old Capital Securities at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Old Capital Securities by causing DTC to transfer such Old Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Old Capital Securities may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message in lieu of the Letter of Transmittal, and any other required documents, must in any case be delivered to and received by the Exchange Agent or Special Luxembourg Exchange Agent at its address set forth under " -- Exchange Agent and Special Luxembourg Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedures set forth below must be complied with.


         DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

         SIGNATURE GUARANTEES. Certificates for the Old Capital Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (i) a certificate for the Old Capital Securities is registered in a name other than that of the person surrendering the certificate or (ii) such registered holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (i) or (ii) above, such certificates for Old Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer, or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association, or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.



         GUARANTEED DELIVERY. If a holder desires to tender Old Capital Securities pursuant to the Exchange Offer and the certificates for such Old Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent or Special Luxembourg Exchange Agent on or before the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, such Old Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:


         (i)      such tenders are made by or through an Eligible Institution;

         (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided below, on or prior to Expiration Date; and


         (iii) the certificates (or a book-entry confirmation) representing all tendered Old Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent or Special Luxembourg Exchange Agent within three trading days after the date of execution of such Notice of Guaranteed Delivery.


         The Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.



         Notwithstanding any other provision hereof, the delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent or Special Luxembourg Exchange Agent of Old Capital Securities, or of a book-entry confirmation with respect to such Old Capital Securities, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of New Capital Securities might not be made to all tendering holders at the same time, and will depend upon when Old Capital Securities, book-entry confirmations with respect to Old Capital Securities, and other required documents are received by the Exchange Agent or Special Luxembourg Exchange Agent.


         The Company's and the Trust's acceptance for exchange of Old Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement among the tendering holder, the Company, and the Trust upon the terms and subject to the conditions of the Exchange Offer.

         DETERMINATION OF VALIDITY. All questions as to the form of documents, validity, eligibility (including time of receipt), and acceptance for exchange of any tendered Old Capital Securities will be determined by the Company and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. The Company and the Trust reserve the absolute right, in their sole discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the view of counsel to the Company or the Trust, be unlawful. The Company and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under " -- Conditions to the Exchange Offer" or any condition or irregularity in any tender of Old Capital Securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.



         The Company's and the Trust's interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Old Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. None of the Company, the Trust, any affiliates or assigns of the Company or the Trust, the Exchange Agent, or the Special Luxembourg Exchange Agent, nor any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.


         If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Trust, proper evidence satisfactory to the Company and the Trust, in their sole discretion, of such person's authority to so act must be submitted.

         A beneficial owner of Old Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company, or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.


RESALES OF NEW CAPITAL SECURITIES

         The Trust is making the Exchange Offer for the Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Company nor the Trust sought its own interpretive letter, and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance, and subject to the two immediately following sentences, the Company and the Trust believe that New Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold, and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an Affiliate or who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (ii) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer, and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, Participating Broker-Dealers must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of New Capital Securities.

         Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an Affiliate, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. The Letter of Transmittal contains the foregoing representations. In addition, the Company and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Company and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Old Capital Securities to be exchanged in the Exchange Offer. Each Participating Broker-Dealer will be deemed to have acknowledged by execution of the Letter of Transmittal or delivery of an Agent's Message that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Company and the Trust believe that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Company and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 180 days after the Expiration Date or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." Any person, including any Participating Broker-Dealer, who is an Affiliate may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

         In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal or delivery of an Agent's Message in lieu thereof, that, upon receipt of notice from the Company or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Capital Securities pursuant to this Prospectus until the Company or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company or the Trust has given notice that the sale of the New Capital Securities may be resumed, as the case may be.

WITHDRAWAL RIGHTS

         Except as otherwise provided herein, tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date.



         In order for a withdrawal to be effective, a written, telegraphic, telex, or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at its address set forth under "-- Exchange Agent and Special Luxembourg Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Old Capital Securities to be withdrawn, the aggregate principal amount of Old Capital Securities to be withdrawn, and (if certificates for such Old Capital Securities have been tendered) the name of the registered holder of the Old Capital Securities as set forth on the Old Capital Securities, if different from that of the person who tendered such Old Capital Securities. If Old Capital Securities have been delivered or otherwise identified to the Exchange Agent or Special Luxembourg Exchange Agent, then prior to the physical release of such Old Capital Securities, the tendering holder must submit the certificate numbers shown on the particular Old Capital Securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Old Capital Securities tendered for the account of an Eligible Institution. If Old Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth in "-- Procedures for Tendering Old Capital Securities," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Old Capital Securities, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written, telegraphic, telex, or facsimile transmission. Withdrawals of tenders of Old Capital Securities may not be rescinded. Old Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "-- Procedures for Tendering Old Capital Securities."

         All questions as to the validity, form, and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. None of the Company, the Trust, any affiliates or assigns of the Company or the Trust, the Exchange Agent, the Special Luxembourg Exchange
Agent, or any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Old Capital Securities which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.



DISTRIBUTIONS ON NEW CAPITAL SECURITIES

         Holders of Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated Distributions on such Old Capital Securities for any period from and after the last Distribution Date with respect to such Old Capital Securities prior to the original issue date of the New Capital Securities and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and after such Distribution Date.


CONDITIONS TO EXCHANGE OFFER

         Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Company and the Trust will not be required to accept for exchange, or to exchange, any Old Capital Securities for any New Capital Securities, and, as described below, may terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied:

         (a) there shall occur a change in the current interpretation by the staff of the Commission which permits the New Capital Securities issued pursuant to the Exchange Offer in exchange for Old Capital Securities to be offered for resale, resold, and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an Affiliate) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such New Capital Securities;

         (b) any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body with respect to the Exchange Offer which, in the Company's and the Trust's judgment, would reasonably be expected to impair the ability of the Trust or the Company to proceed with the Exchange Offer;

         (c) any law, statute, rule, or regulation shall have been adopted or enacted which, in the Company's and the Trust's judgment, would reasonably be expected to impair the ability of the Trust or the Company to proceed with the Exchange Offer;

         (d) a banking moratorium shall have been declared by United States federal or Ohio or New York State authorities which, in the Company's and the Trust's judgment, would reasonably be expected to impair the ability of the Trust or the Company to proceed with the Exchange Offer;

         (e) trading generally in the United States over-the-counter market shall have been suspended by order of the Commission or any other governmental authority which, in the Company's and the Trust's judgment, would reasonably be expected to impair the ability of the Trust or the Company to proceed with the Exchange Offer;

         (f) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement or proceedings shall have been initiated or, to the knowledge of the Company or the Trust, threatened for that purpose any governmental approval has not been obtained, which approval the Company and the Trust shall deem necessary for the consummation of the Exchange Offer as contemplated hereby; or

         (g) any change, or any development involving a prospective change, in the business or financial affairs of the Trust or the Company or any of its subsidiaries has occurred which, in the judgment of the Company and the Trust, might materially impair the ability of the Trust or the Company to proceed with the Exchange Offer.

         If the Company and the Trust determine in their sole discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, the Company and the Trust may, subject to applicable law, terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Company and the Trust will promptly disclose such waiver by means of an amended or supplemented Prospectus that will be distributed to the registered holders of the Old Capital Securities, and the Company and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

EXCHANGE AGENT

         The Chase Manhattan Bank has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

         The Chase Manhattan Bank
         450 West 33rd Street, 15th Floor
         New York, New York 10001
         Attention: Global Trust Services
         Telephone: (212) 946-3042
         Facsimile: (212) 946-8154



         In addition, the Company has appointed Kredietbank S.A. Luxembourgeoise as Special Luxembourg Exchange Agent. Executed Letters of Transmittal may be delivered by hand or sent by an overnight delivery service, or by registered or certified mail for next day deliver to the Special Luxembourg Exchange Agent at the following address: Kredietbank S.A. Luxembourgeoise, 43 Boulevard Royal, L-2955, Luxembourg. All attempted tenders to the Special Luxembourg Exchange Agent must be confirmed by telephone by calling (011) 352-4797-3935. DELIVERY OF THE LETTER OF TRANSMITTAL TO THE SPECIAL LUXEMBOURG EXCHANGE AGENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE IN CONFORMITY WITH THE PROCEDURES DESCRIBED WILL NOT CONSTITUTE A VALID DELIVERY. IT IS STRONGLY RECOMMENDED THAT HOLDERS SEND THEIR LETTERS OF TRANSMITTAL AND OTHER DOCUMENTS DIRECTLY TO THE EXCHANGE AGENT TO AVOID DELAYS THAT MAY ARISE FROM TRANSMISSION OF SUCH DOCUMENTS TO LUXEMBOURG.


FEES AND EXPENSES

         The Company has agreed to pay the Exchange Agent and Special Luxembourg Exchange Agent reasonable and customary fees their services and will reimburse them for their reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees, and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Capital Securities, and in handling or tendering for their customers.


         Holders who tender their Old Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, New Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

         Neither the Company nor the Trust will make any payment to brokers, dealers, or others soliciting acceptances of the Exchange Offer.


                          DESCRIPTION OF NEW SECURITIES


DESCRIPTION OF CAPITAL SECURITIES

         Pursuant to the terms of the Declaration, the Trust has issued the Old Capital Securities and the Common Securities and will issue the New Capital Securities. The New Capital Securities will represent undivided beneficial ownership interests in the assets of the Trust and the holders thereof will be entitled to a preference over the Common Securities in certain circumstances with respect to Distributions and amounts payable on redemption of the Trust Securities or liquidation of the Trust, as well as other benefits as described in the Declaration. The Declaration has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). This summary of certain provisions of the Capital Securities, the Common Securities, and the Declaration does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Declaration, including the definitions therein of certain terms, and the Trust Indenture Act. Wherever particular defined terms of the Declaration (as supplemented or amended from time to time) are referred to herein, the definitions of such defined terms are incorporated herein by reference.


         GENERAL

         The Capital Securities (including the Old Capital Securities and the New Capital Securities) are limited to $200,000,000 aggregate Liquidation Amount at any one time outstanding. The Capital Securities rank pari passu, and payments will be made thereon pro rata, with the Common Securities, except as described under "-- Subordination of

Common Securities." Legal title to the Subordinated Debentures is held by the Property Trustee in trust for the benefit of the holders of the Capital Securities and the Common Securities. The Guarantee Agreement executed by the Company for the benefit of the holders of the Capital Securities is a guarantee on a subordinated basis with respect to the Capital Securities but does not guarantee payment of Distributions or amounts payable on redemption of the Capital Securities or liquidation of the Trust when the Trust does not have sufficient funds available to make such payments. See "-- Description of Guarantee." The Company's obligations under the Guarantee, taken together with its obligations under the Subordinated Debentures and the Indenture, including its obligation to pay all costs, expenses, and liabilities of the Trust (other than with respect to the Capital Securities), constitute a full and unconditional guarantee of all of the Trust's obligations under the Capital Securities.



         Holders of the Capital Securities have no preemptive or similar rights.


         DISTRIBUTIONS

         Distributions on each Capital Security are payable in U.S. dollars at a variable annual rate equal to LIBOR plus .70% (which is the same rate payable on the Subordinated Debentures) on the Liquidation Amount of $1,000, payable quarterly in arrears on the last day of January, April, July, and October of each year. See "-- Description of Subordinated Debentures -- Interest." The first Distribution Date was April 30, 1997. The final Distributions will be payable on February 1, 2027, and will accumulate from the last Distribution Date prior to such date up to and including January 31, 2027. The amount of Distributions payable for any period will be computed on the basis of the actual number of days elapsed in a year of twelve 30-day months.

         Distributions on the Capital Securities must be paid on the dates payable to the extent that the Trust has funds available for the payment of such Distributions. The revenue of the Trust available for distribution to holders of its Capital Securities will be limited to payments under the Subordinated Debentures in which the Trust will invest the proceeds from the issuance and sale of the Capital Securities and the Common Securities. See "-- Description of Subordinated Debentures." If the Company does not make interest payments on the Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Capital Securities.

         The Company will have the right under the Indenture to defer the payment of interest on the Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters, provided that no Extension Period may extend beyond the Stated Maturity of the Subordinated Debentures. Accordingly, there could be multiple Extension Periods of varying lengths throughout the term of the Subordinated Debentures. As a consequence of any such extension, quarterly Distributions on the Capital Securities will be deferred by the Trust during any such Extension Period. Distributions to which holders of the Capital Securities are entitled will accumulate and compound quarterly at a variable annual rate equal to LIBOR plus .70% from the relevant payment date for such Distributions. The term "Distributions" as used herein shall include any such compounded amounts unless the context otherwise requires. During any such Extension Period, the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal, interest, or premium, if any, on or repay, repurchase, or redeem any debt securities of the Company that rank pari passu with or junior to the Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Subordinated Debentures (other than (a) repurchases, redemptions, or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan, or other similar arrangement with or for the benefit of any one or more employees, officers, directors, or consultants, or in connection with a dividend reinvestment or stockholder stock purchase plan, (b) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any other class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholders' rights plan, or the issuance of rights, stock, or other property under any stockholders' rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options, or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options, or other rights is the same stock as that on which the dividend is being paid (or ranks pari passu with or junior to such stock)). Prior to the termination of any such Extension Period, the Company may further extend the Extension Period, provided that no Extension Period may exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period subject to the foregoing requirements.

See "-- Description of Subordinated Debentures -- Option to Extend Interest Payment Period." The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period of the Subordinated Debentures.

         The Property Trustee will cause the rate of Distributions, the amount of Distributions, the payment dates for each Distribution, and the Extension Period, if any, to be provided to the Luxembourg Stock Exchange and published in a daily newspaper in Luxembourg (which is expected to be the Luxemburger Wort) as soon as possible after the determination thereof.

         In the event that any date on which Distributions are payable on the Capital Securities is not a Business Day (as defined below), then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any additional Distributions or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in the City of New York or the City of Columbus are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Indenture Trustee is closed for business.

         Distributions on the Capital Securities (other than distributions on a Redemption Date (as defined herein)) are payable to the holders thereof as they appear on the register of the Trust on the relevant record dates, which is the fifteenth day of the month of the relevant Distribution Date. Distributions payable on any Capital Securities that are not punctually paid on any Distribution Date will cease to be payable to the person in whose name such Capital Securities are registered on the relevant record date, and such defaulted Distribution will instead be payable to the person in whose name such Capital Securities are registered on the special record date or other specified date determined in accordance with the Declaration.


         REDEMPTION

         Mandatory Redemption. Unless a Special Event has occurred, the Capital Securities will not be redeemable prior to February 1, 2007. The Capital Securities and the Common Securities will mature at their stated amount of $1,000 per Trust Security (the "Liquidation Amount"), unless redeemed prior thereto, on February 1, 2027. Upon the repayment or redemption, in whole or in part, of the Subordinated Debentures, whether at Stated Maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem Capital Securities and Common Securities upon not less than 30 nor more than 60 days' notice prior to the date fixed for repayment or redemption. If less than all of the Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the Capital Securities and the Common Securities.

         Special Event Redemption or Distribution of Subordinated Debentures. If a Special Event shall occur and be continuing, the Company will have the right, subject to the receipt of any necessary prior approval of the Federal Reserve, to either (i) redeem within 90 days following the occurrence of such Special Event the Subordinated Debentures on the date of redemption (the "Redemption Date") in whole (but not in part) and thereby cause a mandatory redemption of the Capital Securities in whole (but not in part) at a redemption price with respect to the Capital Securities equal to the redemption price in respect of the Subordinated Debentures or (ii) to dissolve the Trust and, after satisfaction of the claims of creditors of the Trust as provided by applicable law, cause the Subordinated Debentures to be distributed to the holders of the Capital Securities in liquidation of the Trust. Under current United States federal income tax law and interpretations thereof and assuming, as expected, the Trust is treated as a grantor trust, a distribution of the Subordinated Debentures should not be a taxable event to holders of the Capital Securities. Should there be a change in law, a change in legal interpretation, certain Tax Events, or other circumstances, however, the distribution could be a taxable event to holders of the Capital Securities. See "Certain United States Federal Income Tax Consequences -- Distribution of Subordinated Debentures or Cash Upon Liquidation of the Trust."

         If the Company does not elect either option described above, the Capital Securities will remain outstanding until the repayment of the Subordinated Debentures, whether at Stated Maturity or their earlier redemption, and in the event a Tax Event has occurred and is continuing, the Company will be obligated to pay any additional taxes, duties, assessments, and other governmental charges (other than withholding taxes) to which the Trust has become subject as a result of a Tax Event.

         A Special Event means a Tax Event, a Regulatory Capital Event, or an Investment Company Event. A "Tax Event" means the receipt by the Company of an opinion of counsel, rendered by a law firm experienced in such matters, to the effect that, as a result of any amendment to, change in, or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is adopted or which proposed change, pronouncement, or action or decision is announced or which action is taken on or after the date of original issuance of the Capital Securities, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Subordinated Debentures, (ii) interest payable by the Company on such Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties, or other governmental charges. A "Regulatory Capital Event" means that the Company shall have received an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of (a) any amendment to or change (including any announced prospective change) in the laws (or any regulations thereunder) of the United States or any rules, guidelines, or policies of the Federal Reserve or (b) any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or action or decision is announced on or after the date of original issuance of the Capital Securities, the Capital Securities do not constitute, or within 90 days of the date thereof, will not constitute Tier 1 capital (or its then equivalent); provided, however, that the distribution of the Subordinated Debentures in connection with the liquidation of the Trust by the Company shall not in and of itself constitute a Regulatory Capital Event unless such liquidation shall have occurred in connection with a Tax Event or an Investment Company Event. "Investment Company Event" means the receipt by the Trust of an opinion of counsel, rendered by a law firm experienced in such matters, to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency, or regulatory authority (a "Change in 1940 Act Law"), the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Capital Securities.


         REDEMPTION PROCEDURES

         Capital Securities redeemed on each Redemption Date shall be redeemed at the redemption price received by the Trust in respect of the Subordinated Debentures (the "Redemption Price") with the applicable proceeds from the contemporaneous redemption or payment at Stated Maturity of the Subordinated Debentures. Redemption of the Capital Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has sufficient funds available for the payment of such Redemption Price. See also "-- Subordination of Common Securities."

         Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Capital Securities to be redeemed at its registered address. If the Trust gives a notice of redemption in respect of the Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, the Property Trustee will deposit irrevocably with DTC or its nominee funds sufficient to pay the applicable Redemption Price for all securities held in DTC and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of the Capital Securities held through DTC. See "Book-Entry Issuance." If any Capital Securities are held in certificated form, the Trust, to the extent funds are available, will irrevocably deposit with the paying agent for such Capital Securities funds sufficient to pay the applicable Redemption Price and will give the paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing the Capital Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Capital Security called for redemption shall be payable to the holders of such Capital Security on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Capital Securities so called for redemption will cease, except the right of the holders of such Capital Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Capital Securities will cease to be outstanding. In the event that any date fixed for redemption of Capital Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. In the event that payment of the Redemption Price in respect of Capital Securities called for redemption is improperly withheld or refused and not paid either by the

Trust or by the Company pursuant to the Guarantee Agreement as described under "--Description of Guarantee," Distributions on such Capital Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by the Trust for the Capital Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.


         Subject to applicable law (including, without limitation, United States federal securities law) and to the provisions of the Declaration, the Company or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market, or by private agreement.

         The Trust may not redeem fewer than all of the outstanding Capital Securities unless all accrued and unpaid Distributions have been paid on all Capital Securities for all quarterly distribution periods terminating on or prior to the date of redemption. If less than all of the Capital Securities and Common Securities issued by the Trust are to be redeemed on a Redemption Date, then the aggregate amount of such Capital Securities and Common Securities to be redeemed shall be allocated pro rata among the Capital Securities and the Common Securities. If the Capital Securities are in book-entry form, they will be redeemed as described below under "Book-Entry Issuance." If not, the particular Capital Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Capital Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of the Liquidation Amount of Capital Securities of a denomination larger than $1,000. The Property Trustee shall promptly notify the Trust registrar in writing of the Capital Securities selected for redemption and, in the case of any Capital Security selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of the Declaration, unless the context otherwise requires, all provisions relating to the redemption of Capital Securities shall relate, in the case of any Capital Security redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Capital Securities which has been or is to be redeemed.


         SUBORDINATION OF COMMON SECURITIES

         Payment of Distributions on, and the Redemption Price of, the Capital Securities and the Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of such Capital Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date an Indenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation, or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price, the full amount of such Redemption Price on all of the outstanding Capital Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Capital Securities then due and payable.


         LIQUIDATION DISTRIBUTION UPON DISSOLUTION

         Pursuant to the Declaration, the Trust shall automatically dissolve upon expiration of its term and shall dissolve on the first to occur of: (i) any liquidation, insolvency, or similar proceeding with respect to the Company or all or substantially all of its property, (ii) the distribution of the Subordinated Debentures to the holders of the Capital Securities and Common Securities; (iii) the repayment of all of the Capital Securities in connection with the maturity or redemption of all of the Subordinated Debentures; and (iv) the entry by a court of competent jurisdiction of an order for the dissolution of the Trust. Notice of such liquidation shall be given to the holders of the Common Securities and Capital Securities by the Declaration Trustees within
30 days of such event.

         If an early dissolution occurs as described in clause (i), (ii), or
(iv) above, the Trust shall be liquidated by the Declaration Trustees as expeditiously as the Declaration Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Capital Securities and Common Securities their pro rata interest in the Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practicable, in which event such holders will be entitled to receive out of the assets of the Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to, in the case of holders of Capital Securities, the aggregate of the Liquidation Amount plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation

Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Capital Securities shall be paid on a pro rata basis. The holder of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Capital Securities, except that if an Indenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities.

         Upon any liquidation in which the Subordinated Debentures are distributed, if at any time of such liquidation the Capital Securities are (i) rated by at least one nationally recognized statistical rating organization,
(ii) listed on the Luxembourg Stock Exchange, or (iii) eligible for quotation in PORTAL, the Company shall use its best efforts to (a) obtain from at least one nationally recognized statistical rating organization, a rating for the Subordinated Debentures, (b) list the Subordinated Debentures on the Luxembourg Stock Exchange, or (c) qualify the Subordinated Debentures for quotation in PORTAL, as the case may be.

         After the liquidation date is fixed for any distribution of Subordinated Debentures to holders of the Capital Securities (i) the Capital Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as a record holder of Capital Securities, will receive a registered global certificate or certificates representing the Subordinated Debentures to be delivered to it upon such distribution, and (iii) any certificates representing Capital Securities held in certificated form will be deemed to represent Subordinated Debentures having a principal amount equal to the Liquidation Amount of such Capital Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such Capital Securities until such certificates are presented for cancellation whereupon the Company will issue to such holder, and the Indenture Trustee will authenticate, a certificate representing such Subordinated Debentures.


         TRUST ENFORCEMENT EVENTS

         An Indenture Event of Default constitutes a "Trust Enforcement Event" under the Declaration with respect to the Trust Securities, provided that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Trust Enforcement Event with respect to the Common Securities until all Trust Enforcement Events with respect to the Capital Securities have been cured, waived, or otherwise eliminated. Until such Trust Enforcement Event with respect to the Capital Securities has been so cured, waived, or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Capital Securities and only the holders of the Capital Securities will have the right to direct the Property Trustee with respect to certain matters under the Declaration, and therefore the Indenture.

         Upon the occurrence of a Trust Enforcement Event, the Indenture Trustee or the Property Trustee as the holder of the Subordinated Debentures will have the right under the Indenture to declare the principal of and interest on the Subordinated Debentures to be immediately due and payable. Each of the Company and the Trust is required to file annually with the Property Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.

         If the Property Trustee fails to enforce its rights with respect to the Subordinated Debentures held by the Trust, any record holder of Capital Securities may, to the fullest extent permitted by law, institute legal proceedings directly against the Company to enforce the Property Trustee's rights under such Subordinated Debentures without first instituting any legal proceedings against such Property Trustee or any other person or entity. In addition, if a Trust Enforcement Event has occurred and is continuing and such event is attributable to the failure of the Company to pay interest, principal, or other required payments on the Subordinated Debentures issued to the Trust on the date such interest, principal, or other payment is otherwise payable, then a record holder of Capital Securities may, on or after the respective due dates specified in the Subordinated Debentures, institute a proceeding directly against the Company under the Indenture for enforcement of payment on Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities held by such holder. In connection with such Direct Action, the Company will be subrogated to the rights of such record holder of Capital Securities to the extent of any payment made by the Company to such record holder of Capital Securities.


         VOTING RIGHTS; AMENDMENT OF THE DECLARATION

         Except as provided below and under "-- Description of Guarantee -- Amendments and Assignment" and as otherwise required by law and the Declaration, the holders of the Capital Securities have no voting rights. The Regular

Trustees are required to call a meeting of the holders of the Capital Securities if directed to do so by holders of at least 10% in aggregate Liquidation Amount thereof.

         So long as any Subordinated Debentures are held by the Property Trustee, the Declaration Trustees shall not (i) direct the time, method, and place of conducting any proceeding for any remedy available to the Indenture Trustee or executing any trust or power conferred on the Property Trustee with respect to such Subordinated Debentures, (ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Subordinated Debentures shall be due and payable, or (iv) consent to any amendment, modification, or termination of the Indenture or such Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of Capital Securities. The Declaration Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except pursuant to a subsequent vote of the holders of the Capital Securities. The Property Trustee shall notify each holder of record of the Capital Securities of any notice of default which it receives with respect to the Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Capital Securities, prior to taking any of the foregoing actions, the Declaration Trustees shall receive an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as other than a grantor trust for United States federal income tax purposes on account of such action.

         The Declaration may be amended from time to time by the holders of a majority of the Common Securities and the Regular Trustee (and in certain circumstances the Property Trustee and the Delaware Trustee), without the consent of the holders of the Capital Securities, (i) to cure any ambiguity, correct or supplement any provisions in the Declaration that may be inconsistent with any other provision, or make any other provisions with respect to matters or questions arising under the Declaration that shall not be inconsistent with the other provisions of the Declaration, or (ii) to modify, eliminate, or add to any provisions of the Declaration to such extent as shall be necessary to ensure that the Trust will be classified as a grantor trust for United States federal income tax purposes at all times that any Capital Securities and Common Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act, or (iii) to conform to any change in Rule 3a-7 under the Investment Company Act or written change in interpretation or application of such Rule 3a-7 by any legislative body, court, government agency, or regulatory authority which amendment does not have a material adverse effect on the rights, preferences, or privileges of the Holders; provided, however, that such action shall not adversely affect in any material respect the interests of any holder of Capital Securities or Common Securities, and any amendments of the Declaration shall become effective when notice thereof is given to the holders of Capital Securities and Common Securities. The Declaration may also be amended by the holders of a majority in aggregate Liquidation Amount of the Common Securities and the Regular Trustee with (i) the consent of holders representing not less than a majority (based upon Liquidation Amounts) of the outstanding Capital Securities and (ii) receipt by the Regular Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Regular Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act, provided, that without the consent of each holder of Capital Securities and Common Securities affected thereby, the Declaration may not be amended to (i) change the amount or timing of any Distribution on the Capital Securities and Common Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Capital Securities and Common Securities as of a specified date, or (ii) restrict the right of a holder of Capital Securities or Common Securities to institute suit for the enforcement of any such payment on or after such date.

         Any required approval of holders of Capital Securities may be given at a meeting of holders of Capital Securities convened for such purpose or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Capital Securities in the manner set forth in the Declaration.

         No vote or consent of the holders of Capital Securities will be required for the Trust to redeem and cancel its Capital Securities in accordance with the Declaration.

         Notwithstanding that holders of Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Company, the Declaration Trustees, or any affiliate of the Company or any Declaration Trustee, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

         EXPENSES AND TAXES

         In the Indenture, the Company, as borrower, has agreed to pay all debts and other obligations (other than with respect to the Capital Securities) and all costs and expenses of the Trust (including costs and expenses relating to the organization of the Trust, the fees and expenses of the Declaration Trustees, and the costs and expenses relating to the operation of the Trust) and to pay any and all taxes and all costs and expenses with respect thereto (other than United States withholding taxes) to which the Trust might become subject. The Company has also agreed in the Indenture to execute such additional agreements as may be necessary or desirable to give full effect to the foregoing.


         NOTICES

         All notices to holders of Capital Securities shall be validly given if in writing and mailed by first class mail to them at their respective addresses in the register of holders of Capital Securities maintained by the registrar of the Trust and so long as (i) the Capital Securities are listed on the Luxembourg Stock Exchange, and (ii) the Luxembourg Stock Exchange and the rules of such Exchange so require, by publication, in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort). Any such notice shall be deemed to have been given on the later of the date of such publication and the seventh day after so mailed.


         REGISTRAR AND TRANSFER AGENT

         The Chase Manhattan Bank is the initial registrar and The Chase Manhattan Bank and Chase Manhattan Bank Luxembourg S.A. are transfer agents for the Capital Securities. The Company and the Trust shall at all times maintain a transfer agent in the City of New York and, so long as the Capital Securities are listed on the Luxembourg Stock Exchange and the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, a transfer agent in Luxembourg. Definitive Capital Securities may be presented to the Luxembourg transfer agent for transfer.

         Registration of transfers of Capital Securities will be effected without charge by or on behalf of the Trust, but the Trust may require payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required (i) to register or cause to be registered the transfer or exchange of the Capital Securities during a period beginning at the opening of business 15 days before the day of the mailing of the relevant notice of redemption and ending at the close of business on the day of mailing of such notice of redemption or (ii) to register or cause to be registered the transfer or exchange of any Capital Securities so selected for redemption, except in the case of any Capital Securities being redeemed in part, any portion thereof not to be redeemed.


         INFORMATION CONCERNING THE PROPERTY TRUSTEE

         The Property Trustee, other than during the occurrence and continuance of a Trust Enforcement Event, undertakes to perform only such duties as are specifically set forth in the Declaration and, after such Trust Enforcement Event, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Capital Securities unless it is offered reasonable indemnity against the costs, expenses, and liabilities that might be incurred thereby. If no Trust Enforcement Event has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Declaration, or is unsure of the application of any provision of the Declaration, and the matter is not one on which holders of Capital Securities are entitled under the Declaration to vote, then the Property Trustee may, but shall be under no duty to, take such action as is directed by the Company and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Capital Securities and the Common Securities and will have no liability except for its own bad faith, negligence, or willful misconduct.


         PAYMENT AND PAYING AGENCY

         Payments in respect of the Global Capital Securities (as defined herein) shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable Distribution Dates or, if the Capital Securities are held in certificated form, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register maintained by the registrar. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Regular Trustees and the Company. Initially,

Chase Manhattan Bank Luxembourg S.A. will act as co-paying agent. The Company and the Trust shall at all times and so long as the Capital Securities are listed on the Luxembourg Stock Exchange, and the Luxembourg Stock Exchange so requires, maintain a paying agent in Luxembourg. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Company. In the event that the Property Trustee shall no longer be the Paying Agent, the Regular Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Regular Trustees and the Company) to act as Paying Agent.



         MERGERS, CONSOLIDATIONS, AMALGAMATIONS, OR REPLACEMENTS OF THE TRUST

         The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer, or lease its properties and assets substantially as an entirety to any entity, except as described below or as otherwise described in the Declaration. The Trust may, at the request of the Company with the consent of the holders of at least a majority in aggregate Liquidation Amount of the Capital Securities, merge with or into, consolidate, amalgamate, be replaced by or convey, transfer, or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any state; provided that (i) such successor entity (if not the Trust) either
(a) expressly assumes all of the obligations of the Trust with respect to the Capital Securities or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Capital Securities rank in priority with respect to distributions and payments upon liquidation, redemption, and otherwise, (ii) if the Trust is not the successor entity, the Property Trustee expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Subordinated Debentures, (iii) such merger, consolidation, amalgamation, replacement, conveyance, transfer, or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer, or lease does not adversely affect the rights, preferences, and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, (v) such successor entity has a purpose substantially identical to that of the Trust, (vi) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer, or lease, the Company has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer, or lease does not adversely affect the rights, preferences, and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer, or lease, (1) neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act and (2) the Trust or the successor entity will continue to be classified as a grantor trust for United States federal income tax purposes, (vii) the Company or any permitted successor or assignee owns all of the Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee Agreement, and
(viii) such successor entity (if not the Trust) expressly assumes all of the obligations of the Trust with respect to the Declaration Trustees. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in aggregate Liquidation Amount of the Capital Securities, consolidate, amalgamate, merge with or into, be replaced by, or convey, transfer, or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer, or lease would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.



         MERGER OR CONSOLIDATION OF DECLARATION TRUSTEES

         Any corporation into which the Property Trustee, the Delaware Trustee, or any Regular Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion, or consolidation to which such Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee under the Declaration, provided such corporation shall be otherwise qualified and eligible.


         GOVERNING LAW

         The Declaration and the Capital Securities are governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws.

         MISCELLANEOUS

         1. The CUSIP Number for the New Capital Securities is 446283AD5. The International Securities Identification Number ("ISIN") for the New Capital Securities is US446283AD57. The New Capital Securities have been accepted for clearance through Euroclear and CEDEL under the Common Code 7909101.

         2. Application has been made to list the New Capital Securities on the Luxembourg Stock Exchange. The legal notice relating to the issue of the New Capital Securities and the Articles of Incorporation of the Company will be registered prior to the listing with the Registrar of the District Court in Luxembourg (Greffier en Chef du Tribunal d'Arrondissement de et a Luxembourg), where such documents are available for inspection and where copies thereof can be obtained upon request. As long as the New Capital Securities are listed on the Luxembourg Stock Exchange, the Company will maintain a paying agent and a transfer agent in Luxembourg.

         3. Each of the Company and the Trust has obtained all necessary contents, approvals, and authorizations in connection with the issue and performance of the New Capital Securities, except as disclosed in this Prospectus.



         4. Except as disclosed in this Prospectus, there has been no material adverse change in the financial position or prospects of the Company or any of its subsidiaries since March 31, 1997.

         5. Other than as referred to elsewhere in this Prospectus, neither the Company nor any of its subsidiaries is involved in any litigation or arbitration proceedings that may have, or have had during the 12 months preceding the date of this document, a significant effect on the financial position of the Company or any of its subsidiaries, nor is the Company or any of its subsidiaries aware that any such proceedings are pending or threatened.



         6. A copy of the Articles of Association of the Company and copies of the Indenture, the Declaration, and the Guarantee Agreement, will, for so long as the Capital Securities are listed on the Luxembourg Stock Exchange, be available for inspection during usual business hours on any weekday (except public holidays) at the offices of the transfer agent in Luxembourg. As long as any Capital Securities remain outstanding, copies of the latest Annual
Report on Form 10-K of the Company, as at December 31 in each year, and the Quarterly Reports on Form 10-Q, as at March 31, June 30, and September 30 in each year, may be obtained (free of charge) at the offices of the Company specified above and at the specified offices of the paying agents. Other than Quarterly Reports on Form 10-Q, the Company does not publish interim or other financial statements.

         7. Approval for the issuance of the New Capital Securities was granted by the Board of Directors of the Company on January 22, 1997.

         8. The Company has taken all reasonable care to insure that the information contained in this Prospectus in relation to the Company and the Capital Securities is true and accurate in all material respects and that in relation to the Company and the Capital Securities, there are no material facts the omission of which would make misleading any statement herein. The Company accepts responsibility for the information contained in this Prospectus.

DESCRIPTION OF SUBORDINATED DEBENTURES


         The Old Subordinated Debentures were issued, and the New Subordinated Debentures will be issued, as a separate series under the Indenture. The Indenture has been qualified under the Trust Indenture Act. This summary of certain terms and provisions of the Subordinated Debentures and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture.


         GENERAL

         Concurrently with the issuance of the Old Capital Securities, the Trust invested the proceeds thereof and the consideration paid by the Company for the Common Securities in the Old Subordinated Debentures issued by the Company. The Old Subordinated Debentures were issued in an aggregate principal amount equal to the aggregate Liquidation Amount of the Old Capital Securities and the Common Securities. Pursuant to the Exchange Offer, the Company will exchange the Old Subordinated Debentures for the New Subordinated Debentures as soon as practicable after the date hereof. It is anticipated that, until the liquidation, if any, of the Trust, each Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Capital Securities and the Common Securities. The Subordinated Debentures bear interest at a variable annual rate equal to LIBOR plus .70% on the principal amount thereof, payable quarterly in arrears on the last day of January, April, July, and October of each year (each, an "Interest Payment Date"), commencing April 30, 1997, to the person in whose name each Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the fifteenth day of the month of the relevant Interest Payment Date. The final Interest Payment Date will be February 1, 2027, and interest will accrue from the last Interest Payment Date prior to such date up to and including January 31, 2027. The amount of interest payable for any period will be computed on the basis of the actual number of days elapsed in a year of twelve 30-day months. In the event that any date on which interest is payable on the Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at a variable annual rate equal to LIBOR plus .70%, compounded quarterly. The term "interest" as used herein shall include quarterly interest payments, interest on quarterly interest payments not paid on the applicable Interest Payment Date, and any additional interest, as applicable.
Interest on the Subordinated Debentures began accruing from January 31, 1997.

         The Subordinated Debentures mature on February 1, 2027.

         The Subordinated Debentures are unsecured and rank junior and subordinate in right of payment to all Indebtedness of the Company to the extent described herein. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, whether under the Indenture or any existing or other indenture that the Company may enter into in the future or otherwise. See "-- Subordination."

         The Indenture does not limit the aggregate principal amount of Subordinated Debentures that may be issued thereunder.

         The general provisions of the Indenture do not afford holders of the Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Subordinated Debentures.


         INTEREST

         The Chase Manhattan Bank, as Calculation Agent (the "Calculation Agent"), will calculate the interest rate for each quarterly interest period based on LIBOR determined as of two "London Business Days" (defined as any day, other than a Saturday or Sunday, on which banks are open for business in London) prior to the first day of such interest period (each, a "Determination Date"). "LIBOR" means, with respect to a quarterly interest period relating to an Interest Payment Date (in the following order of priority):

                  (i) the rate (expressed as a percentage per annum) for Eurodollar deposits having a three-month maturity that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the related Determination Date;

                  (ii) if such rate does not appear on Telerate Page 3750 as of 11:00 a.m. (London time) on the related Determination Date, LIBOR will be the arithmetic mean (if necessary rounded upwards to the nearest whole multiple of .00001%) of the rates (expressed as percentages per annum) for Eurodollar deposits having a three-month maturity that appear on Reuters Monitor Money Rates Page LIBO ("Reuters Page LIBO") as of 11:00 a.m. (London time) on such Determination Date;

                  (iii) if such rate does not appear on Reuters Page LIBO as of 11:00 a.m. (London time) on the related Determination Date, the Calculation Agent will request the principal London offices of four leading banks in the London interbank market to provide such banks' offered quotations (expressed as percentages per annum) to prime banks in the London interbank market for Eurodollar deposits having a three-month maturity as of 11:00 a.m. (London time) on such Determination Date. If at least two quotations are provided, LIBOR will be the arithmetic mean (if necessary rounded upwards to the nearest whole multiple of .00001%) of such quotations;

                  (iv) if fewer than two such quotations are provided as requested in clause (iii) above, the Calculation Agent will request four major New York City banks to provide such banks' offered quotations (expressed as percentages per annum) to leading European banks for loans in Eurodollars as of 11:00 a.m. (London time) on such Determination Date. If at least two such quotations are provided, LIBOR will be the arithmetic mean (if necessary rounded upwards to the nearest whole multiple of .00001%) of such quotations; and

                  (v) if fewer than two such quotations are provided as requested in clause (iv) above, LIBOR will be LIBOR determined with respect to the interest period immediately preceding such current interest period.

         If the rate for Eurodollar deposits having a three-month maturity that initially appears on Telerate Page 3750 or Reuters Page LIBO, as the case may be, as of 11:00 a.m. (London time) on the related Determination Date is superseded on Telerate Page 3750 or Reuters Page LIBO, as the case may be, by a corrected rate before 12:00 noon (London time) on such Determination Date, the corrected rate as so substituted on the applicable page will be the applicable LIBOR for such Determination Date.

         Absent manifest error, the Calculation Agent's determination of LIBOR and its calculation of the applicable interest rate for each interest period will be final and binding. Investors may obtain the interest rates for the current and preceding interest period by writing or calling Corporate Trust Administration at the Calculation Agent at The Chase Manhattan Bank, 450 West 33rd Street, New York, New York 10001.


         OPTION TO EXTEND INTEREST PAYMENT PERIOD

         So long as no Indenture Event of Default has occurred and is continuing, the Company has the right under the Indenture to defer the payment of interest at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Subordinated Debentures. At the end of such Extension Period, the Company must pay all interest then accrued and unpaid (together with interest thereon at a variable annual rate equal to LIBOR plus .70%, compounded quarterly, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Subordinated Debentures (or holders of Capital Securities while the Capital Securities are outstanding) will be required to accrue interest income (as OID) for United States federal income tax purposes. See "Certain United States Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

         During any such Extension Period, the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal, interest, or premium, if any, on or repay, repurchase, or redeem any debt securities of the Company that rank pari passu with or junior in interest to the Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Subordinated Debentures (other than (a) repurchases, redemptions, or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan, or other similar arrangement with or for the benefit of any one or more employees, officers, directors, or consultants, or in connection with a dividend reinvestment or stockholder stock purchase plan, (b) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any other class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholders' rights plan, or the issuance of rights, stock, or other property under any stockholders' rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options, or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options, or other rights is the same stock as that on which the dividend is being paid (or ranks pari passu with or junior to such stock)). Prior to the termination of any such Extension Period, the Company may further extend the Extension Period, provided that no Extension Period may exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Property Trustee, the Regular Trustees, and the Indenture Trustee notice of its election of such Extension Period not less than one Business Day prior to such record date. The Property Trustee shall give notice of the Company's election to begin a new Extension Period to the holders of the Capital Securities.


         REDEMPTION

         The Subordinated Debentures are not redeemable prior to February 1, 2007, unless a Special Event has occurred. The Subordinated Debentures are redeemable prior to maturity at the option of the Company, subject to the receipt of any necessary prior approval of the Federal Reserve, (i) on or after February 1, 2007, in whole or in part at any time, at a redemption price equal to the principal amount of the Subordinated Debentures so redeemed plus accrued and unpaid interest, if any, to the date of redemption, or (ii) at any time in whole (but not in part), within 90 days of the occurrence of a Special Event, at such redemption price.

         If the Subordinated Debentures are redeemed, the Trust must redeem Trust Securities having an aggregate Liquidation Amount equal to the aggregate principal amount of Subordinated Debentures so redeemed. See "-- Description of Capital Securities -- Redemption -- Mandatory Redemption."

         Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Subordinated Debentures to be redeemed at its registered address. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on such Subordinated Debentures or portions thereof called for redemption.


         CERTAIN COVENANTS OF THE COMPANY

         The Company has covenanted in the Indenture that if and so long as the Trust is the holder of all Subordinated Debentures, the Company, as borrower, will pay to the Trust all fees and expenses related to the Trust and the offering of the Capital Securities and will pay, directly or indirectly, all ongoing costs, expenses, and liabilities of the Trust (including any taxes, duties, assessments, or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any domestic taxing authority upon the Trust but excluding obligations under the Capital Securities).

         The Company also covenanted that it will not, and will not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal, interest, or premium, if any, on or repay or repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest to the Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Subordinated Debentures (other than (a) repurchases, redemptions, or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan, or other similar arrangement with or for the benefit of any one or more employees, officers, directors, or consultants, or in connection with a dividend reinvestment or stockholder stock purchase plan, (b) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any other class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholders' rights plan, or the issuance of rights, stock, or other property under any stockholders' rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options, or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options, or other rights is the same stock as that on which the dividend is being paid (or ranks pari passu with or junior to such stock)) if at such time (x) there shall have occurred any event of which the Company has actual knowledge that (i) with the giving of notice or the lapse of time, or both, would constitute an Indenture Event of Default with respect to Subordinated Debentures and (ii) in respect of which the Company shall not have taken reasonable steps to cure, (y) the Company shall be in default with respect to its payment of any obligations under the Guarantee or (z) the Company shall have given notice of its election of an Extension Period as provided in the Indenture and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.


         SUBORDINATION

         In the Indenture, the Company has covenanted and agreed that any Subordinated Debentures issued thereunder will be subordinated and junior in right of payment to all Indebtedness to the extent provided in the Indenture. Upon any payment or distribution of assets of the Company upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets, or any bankruptcy, insolvency, debt restructuring, or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Company, the holders of Indebtedness will first be entitled to receive payment in full of the principal of and premium, if any, and interest, if any, on such Indebtedness before the holders of Subordinated Debentures or the Property Trustee on behalf of the holders of Capital Securities will be entitled to receive or retain any payment in respect of the principal of and premium, if any, or interest, if any, on the Subordinated Debentures; provided, however, that holders of Indebtedness shall not be entitled to receive payment of any such amounts to the extent that such holders would be required by the subordination provisions of such Indebtedness to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of the Company's business.

         In the event of the acceleration of the maturity of any Subordinated Debentures, the holders of all Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts then due thereon (including any amounts due upon acceleration thereof) before the holders of Subordinated Debentures will be entitled to receive or retain any payment in respect of the principal of and premium, if any, or interest, if any, on the Subordinated Debentures; provided, however, that holders of Indebtedness shall not be entitled to receive payment of any such amounts to the extent that such holders would be required by the subordination provisions of such Indebtedness to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of the Company's business.

         No payments on account of principal (or premium, if any) or interest, if any, in respect of the Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Indebtedness, or an event of default with respect to any Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

         "Indebtedness" means, whether recourse is to all or a portion of the assets of the Company and whether or not contingent, (i) every obligation of the Company for money borrowed; (ii) every obligation of the Company evidenced by bonds, debentures, notes, or other similar instruments, including obligations incurred in connection with the acquisition of property, assets, or businesses;
(iii) every reimbursement obligation of the Company with respect to letters of credit, bankers' acceptances, or similar facilities issued for the account of the Company; (iv) every obligation of the Company issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of the Company; (vi) every obligation of the Company for claims (as defined in Section 101(4) of the United States Bankruptcy Code of 1978, as amended) in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts, and similar arrangements; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another person and all dividends of another person the payment of which, in either case, the Company has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise; provided that "Indebtedness" shall not include (i) any obligations which, by their terms, are expressly stated to rank pari passu in right of payment with, or to not be superior in right of payment to, the Subordinated Debentures, (ii) any Indebtedness of the Company which when incurred was without recourse to the Company, (iii) any Indebtedness of the Company to any of its subsidiaries, (iv) Indebtedness to any employee of the Company, or (v) any Indebtedness in respect of debt securities issued to any trust, or a trustee of such trust, partnership, or other entity affiliated with the Company that is a financing entity of the Company in connection with the issuance by such financing entity of securities that are similar to the Capital Securities.

         The Indenture places no limitation on the amount of additional Indebtedness that may be incurred by the Company or any indebtedness or other liabilities that may be incurred by the Company's subsidiaries. As of March 31,

1997, Indebtedness of the Company aggregated approximately $369.3 million to which the Subordinated Debentures would be effectively subordinated.


         INDENTURE EVENTS OF DEFAULT

         The Indenture provides that any one or more of the following described events with respect to the Subordinated Debentures that has occurred and is continuing constitutes an "Indenture Event of Default" with respect to the Subordinated Debentures:

                  (i) failure for 30 days to pay any interest on the Subordinated Debentures when due (subject to the deferral of any due date in the case of an Extension Period); or

                  (ii) failure to pay any principal on the Subordinated Debentures when due whether at maturity, upon redemption by declaration or otherwise; or

                  (iii) failure to observe or perform in any material respect any other covenant contained in the Indenture for 90 days after written notice to the Company from the Indenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of outstanding Subordinated Debentures; or

                  (iv) certain events in bankruptcy, insolvency, or reorganization of the Company.

         The holders of a majority in aggregate outstanding principal amount of Subordinated Debentures have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Indenture Trustee. The Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of Subordinated Debentures may declare the principal due and payable immediately upon an Indenture Event of Default, and, should the Indenture Trustee or such holders of such Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the Capital Securities shall have such right. The holders of a majority in aggregate outstanding principal amount of Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Indenture Trustee, and should the holders of such Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Capital Securities shall have such right.

         The holders of a majority in aggregate outstanding principal amount of the Subordinated Debentures affected thereby may, on behalf of the holders of all the Subordinated Debentures, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Indenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Subordinated Debenture, and should the holders of such Subordinated Debentures fail to waive such default, the holders of a majority in aggregate Liquidation Amount of the Capital Securities shall have such right. The Company is required to file annually with the Indenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Indenture.

         In case an Indenture Event of Default shall occur and be continuing, the Property Trustee will have the right to declare the principal of and the interest on such Subordinated Debentures and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Subordinated Debentures.


         ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES

         If an Indenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Subordinated Debentures on the date such interest or principal is otherwise payable, a holder of Capital Securities may institute a Direct Action for payment. The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Capital Securities. Notwithstanding any payment made to such holder of Capital Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay such principal of or interest on the Subordinated Debentures held by the Trust or the Property Trustee and the Company shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Company to such holder in any Direct Action. Except as otherwise described herein, the holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Subordinated Debentures.


         CONSOLIDATION, MERGER, SALE OF ASSETS, AND OTHER TRANSACTIONS


         The Indenture provides that the Company shall not consolidate with or merge into any other Person (as defined in the Indenture) or convey, transfer, or lease its properties and assets substantially as an entirety to any Person, unless (i) in case the Company consolidates with or merges into another Person or conveys, transfers, or leases its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Company's obligations on the Subordinated Debentures issued under the Indenture; (ii) immediately after giving effect thereto, no Indenture Event of Default, and no event which, after notice or lapse of time or both, would become an Indenture Event of Default, shall have happened and be continuing; (iii) if at the time any Capital Securities are outstanding, such transaction is permitted under the Declaration and Guarantee Agreement and does not give rise to any breach or violation of the Declaration or Guarantee Agreement; (iv) any such lease shall provide that it will remain in effect so long as any Subordinated Debentures are outstanding; and (v) certain other conditions prescribed in the Indenture are met.


         MODIFICATION OF INDENTURE

         From time to time the Company and the Indenture Trustee may, without the consent of the holders of the Subordinated Debentures, amend, waive, or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects, or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of Subordinated Debentures), qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act and adding to, deleting from, or revising the terms of the Subordinated Debentures to provide for transfer procedures and restrictions substantially similar to those applicable to the Capital Securities (for purposes of assuring that no registration of Subordinated Debentures is required under the Securities Act). The Indenture contains provisions permitting the Company and the Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of outstanding Subordinated Debentures affected, to modify the Indenture in a manner affecting the rights of the holders of such Subordinated Debentures; provided that no such modification may, without the consent of the holder of each outstanding Subordinated Debentures so affected, (i) change the stated maturity of Subordinated Debentures, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon (except such extension as is contemplated hereby) or (ii) reduce the percentage of principal amount of Subordinated Debentures the holders of which are required to consent to any such modification of the Indenture, provided that, so long as any Capital Securities remain outstanding, no such modification may be made that adversely affects the holders of such Capital Securities in any material respect, and no termination of the Indenture may occur, and no waiver of any Indenture Event of Default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of the outstanding Capital Securities unless and until the principal of the Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied.


         DEFEASANCE AND DISCHARGE

         The Indenture provides that the Company, at the Company's option: (a) will be discharged from any and all obligations in respect of the Subordinated Debentures (except for certain obligations to register the transfer or exchange of Subordinated Debentures, replace stolen, lost, or mutilated Subordinated Debentures, maintain paying agencies, and hold moneys for payment in trust) or
(b) need not comply with certain restrictive covenants of the Indenture (including that described in the second paragraph under "-- Certain Covenants of the Company" as defined in the Indenture), in each case if the Company deposits, in trust with the Indenture Trustee, money or U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal of, and interest and premium, if any, on the Subordinated Debentures on the dates such payments are due in accordance with the terms of such Subordinated Debentures. To exercise any such option, the Company is required to deliver to the Indenture Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the Subordinated Debentures to recognize income, gain, or loss for United States federal income tax purposes and, in the case of a discharge pursuant to clause (a), such opinion shall be accompanied by a private letter ruling to the effect received by the Company from the United States Internal Revenue Service or revenue ruling pertaining to a comparable form of transaction to such effect published by the United States Internal Revenue Service.


         DISTRIBUTIONS OF SUBORDINATED DEBENTURES; BOOK-ENTRY ISSUANCE

         Under certain circumstances involving the termination of the Trust, Subordinated Debentures may be distributed to the holders of the Capital Securities in liquidation of the Trust after satisfaction of liabilities to creditors of the Trust as provided by applicable law. If distributed to holders of Capital Securities in liquidation, the Subordinated Debentures will initially be issued in the form of global securities and certificated securities. DTC, or any successor depositary, will act as depositary for such global securities. It is anticipated that the depositary arrangements for and certain restrictions with respect to such global securities would be substantially identical to those in effect for the Capital Securities. For a description of global securities and certificated securities, see "Book-Entry Issuance."

         There can be no assurance as to the market price of any Subordinated Debentures that may be distributed to the holders of Capital Securities.


         PAYMENT AND PAYING AGENTS

         The Company initially will act as Paying Agent with respect to the Subordinated Debentures except that, if the Subordinated Debentures are distributed to the holders of the Capital Securities in liquidation of such holders' interests in the Trust, the Indenture Trustee will act as the Paying Agent. The Company at any time may designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Company will be required to maintain a Paying Agent at the place of payment.

         Any moneys deposited with the Indenture Trustee or any Paying Agent, or then held by the Company in trust, for the payment of the principal of and premium, if any, or interest on any Subordinated Debentures and remaining unclaimed for one year after such principal and premium, if any, or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such Subordinated Debentures shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.


         GOVERNING LAW

         The Indenture and the Subordinated Debentures are governed by and construed in accordance with the laws of the State of New York.


         INFORMATION CONCERNING THE INDENTURE TRUSTEE

         The Indenture Trustee has and is subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses, and liabilities which might be incurred thereby. The Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.



 DESCRIPTION OF GUARANTEE



         The Old Guarantee was executed and delivered by the Company concurrently with the issuance by the Trust of the Old Capital Securities for the benefit of the holders from time to time of such Old Capital Securities. As soon as practicable after the date hereof, the Old Guarantee will be exchanged by the Company for the New Guarantee. The New Guarantee has been qualified under the Trust Indenture Act. The Chase Manhattan Bank is the Guarantee Trustee under the Guarantee Agreement. This summary of certain provisions of the Guarantee Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee Agreement, including the definitions therein of certain terms. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Capital Securities.


         GENERAL

         The Company has agreed (and under the New Guarantee will agree) to pay in full on a subordinated basis, to the extent set forth in the Guarantee Agreement and described herein, the Guarantee Payments (as defined below) to the holders of the Capital Securities, as and when due, regardless of any defense, right of set-off, or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Capital Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Trust has sufficient funds available therefor at the time, (ii) the redemption price with respect to any Capital Securities called for redemption, to the extent that the Trust has sufficient funds available therefor at such time, or (iii) upon a voluntary or involuntary dissolution, winding up, or liquidation of the Trust (unless the Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the aggregate Liquidation Amount of the Capital Securities and all accrued and unpaid Distributions thereon to the date of payment and (b) the amount of assets of the Trust remaining available for distribution to holders of Capital Securities. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the applicable Capital Securities or by causing the Trust to pay such amounts to such holders.



         The Guarantee is an irrevocable guarantee on a subordinated basis of the Trust's obligations under the Capital Securities, but will apply only to the extent that the Trust has sufficient funds available to make such payments.


         If the Company does not make interest payments on the Subordinated Debentures held by the Trust, the Trust will not be able to pay Distributions on the Capital Securities and will not have funds legally available therefor. The Guarantee will rank subordinate and junior in right of payment to all Indebtedness of the Company to the same extent as the Subordinated Debenture. See "--Status of the Guarantee." The Guarantee Agreement does not limit the incurrence or issuance of other secured or unsecured debt of the Company, whether under the Indenture or any existing or other indenture that the Company may enter into in the future or otherwise.


         The Company has, through the Guarantee, the Subordinated Debentures, and the Indenture, taken together, fully and unconditionally guaranteed all of the Trust's obligations under the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee of the Trust's obligations under the Capital Securities. See "Relationship Among the Capital Securities, the Subordinated Debentures, and the Guarantee."



         STATUS OF THE GUARANTEE

         The Guarantee constitutes an unsecured obligation of the Company and ranks subordinate and junior in right of payment to all Indebtedness of the Company to the same extent as the Subordinated Debenture. The Guarantee Agreement does not place a limitation on the amount of additional Indebtedness that may be incurred by the Company.

         The Guarantee constitutes a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee Agreement is held by the Guarantee Trustee for the benefit of the holders of the Capital Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution of the Subordinated Debentures to the holders of the Capital Securities in exchange for all of the Capital Securities.



         AMENDMENTS AND ASSIGNMENT


         Except with respect to any changes that do not materially adversely affect the rights of holders of the Capital Securities (in which case no vote will be required), the Guarantee Agreement may not be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of the outstanding Capital Securities. The manner of obtaining any such approval is as set forth under "-- Description of Capital Securities -- Voting Rights;

Amendment of the Declaration." All guarantees and agreements contained in the Guarantee Agreement shall bind the successors, assigns, receivers, trustees, and representatives of the Company and shall inure to the benefit of the registered holders of the Capital Securities then outstanding.


         EVENTS OF DEFAULT

         An event of default under the Guarantee Agreement will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of a majority in aggregate Liquidation Amount of the Capital Securities have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee Agreement.

         Any holder of the Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee Agreement without first instituting a legal proceeding against the Trust, the Guarantee Trustee, or any other person or entity.

         The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantee Agreement.


         INFORMATION CONCERNING THE GUARANTEE TRUSTEE

         The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of the Guarantee Agreement, undertakes to perform only such duties as are specifically set forth in the Guarantee Agreement and, after default with respect to the Guarantee Agreement, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee Agreement at the request of any holder of any Capital Security unless it is offered reasonable indemnity against the costs, expenses, and liabilities that might be incurred thereby.


         TERMINATION OF THE GUARANTEE

         The Guarantee Agreement will terminate and be of no further force and effect upon full payment of the Redemption Price of all of the Capital
Securities, upon full   payment of the amounts payable upon liquidation of the
Trust, or upon distribution of Subordinated Debentures to the holders of the Capital Securities in exchange for all of the Capital Securities. The Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Capital Securities must restore payment of any sums paid under the Capital Securities or the Guarantee.


         GOVERNING LAW

         The Guarantee Agreement is governed by and construed in accordance with the laws of the State of New York.



                          DESCRIPTION OF OLD SECURITIES


         The terms of the Old Securities are identical in all material respect to the New Securities, except that (i) the Old Securities have not been registered under the Securities Act, are subject to certain restrictions on transfer, and are entitled to certain rights under the Registration Rights Agreement (which rights will terminate upon consummation of the Exchange Offer, except under limited circumstances); (ii) the New Capital Securities will not provide for any increase in the distribution rate thereon; and (iii) the New Subordinated Debentures will not provide for any increase in the interest rate thereon. The Old Securities provide that, in the event that the Exchange Offer is not consummated on or prior to September 11, 1997, or, in certain limited circumstances, in the event a shelf registration statement (the "Shelf Registration Statement") with respect to the resale of the Old Capital Securities is not filed with the Commission on or prior to 150 days after such filing obligation arises and is not declared effective on or prior to 180 days after such obligation arises, then interest will accrue (in addition to the interest rate on the Subordinated Debentures) at the rate of 0.25% per annum on the principal amount of the Subordinated Debentures, and Distributions will accrue (in addition to the stated Distribution rate on the Capital Securities) at the rate of 0.25% per annum on the Liquidation Amount of the Capital Securities, for the period from the occurrence of such event until such time as the Exchange Offer is consummated or any required Shelf Registration Statement is effective. The New Securities are not, and upon consummation of the Exchange Offer the Old Securities will not be, entitled to any such additional interest or Distributions. Accordingly, holders of Old Capital Securities should review the information set forth under "Risk Factors -- Certain Consequences of Failure to Exchange Old Capital Securities" and "Description of New Securities."



                   RELATIONSHIP AMONG THE CAPITAL SECURITIES,
                 THE SUBORDINATED DEBENTURES, AND THE GUARANTEE


         Payments of Distributions and other amounts due on the Capital Securities (to the extent the Trust has funds available for the payment of such Distributions) are irrevocably guaranteed by the Company as and to the extent set forth under "Description of New Securities -- Description of Guarantee." If and to the extent that the Company does not make payments under the Subordinated Debentures, the Trust will not pay Distributions or other amounts due on the Capital Securities. The Guarantee does not cover payment of Distributions when the Trust does not have sufficient funds to pay such Distributions. In such event, a holder of Capital Securities may institute a legal proceeding directly against the Company under the Indenture to enforce payment of such Distributions to such holder after the respective due dates. Taken together, the Company's obligations under the Subordinated Debentures, the Indenture, and the Guarantee provide, in the aggregate, a full and unconditional guarantee of payments of distributions and other amounts due on the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee of the Trust's obligations under the Capital Securities. The obligations of the Company under the Guarantee and the Subordinated Debentures are subordinate and junior in right of payment to all Indebtedness of the Company to the extent described herein.


SUFFICIENCY OF PAYMENTS

         As long as payments of interest and other payments are made when due on the Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Capital Securities, primarily because (i) the aggregate principal amount of the Subordinated Debentures will be equal to the sum of the aggregate stated Liquidation Amount of the Capital Securities and the Common Securities; (ii) the interest rate and interest and other payment dates on the Subordinated Debentures will match the distribution rate and Distribution Date and other payment dates for the related Capital Securities; (iii) the Company will pay for all and any costs, expenses, and liabilities of the Trust except the Trust's obligations under the Capital Securities; and (iv) the Declaration provides that the Trust will not engage in any activity that is not consistent with the limited purposes of the Trust.

         Notwithstanding anything to the contrary in the Indenture, the Company has the right to set-off any payment it is otherwise required to make thereunder with and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a related payment under the Guarantee.


ENFORCEMENT RIGHTS OF HOLDERS OF CAPITAL SECURITIES

         A holder of Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust, or any other person or entity.

         A default or event of default under any Indebtedness of the Company will not constitute a default or Indenture Event of Default. In addition, in the event of payment defaults under, or acceleration of, Indebtedness of the Company, the subordination provisions of the Indenture provide that, except as otherwise specified therein, no payments may be made in respect of the Subordinated Debentures until such Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the Subordinated Debentures would constitute an Indenture Event of Default under the Indenture.

LIMITED PURPOSE OF TRUST

         The Capital Securities evidence a beneficial ownership interest in the assets of the Trust, and the Trust exists for the sole purpose of issuing the Capital Securities and the Common Securities and investing the proceeds thereof in Subordinated Debentures. A principal difference between the rights of a holder of Capital Securities and a holder of Subordinated Debentures is that a holder of Subordinated Debentures is entitled to receive from the Company the principal amount of and interest accrued on Subordinated Debentures held, while a holder of Capital Securities is entitled to receive Distributions from the Trust (or from the Company under the Guarantee) if and to the extent the Trust has funds available for the payment of such Distributions.


RIGHTS UPON TERMINATION

         Upon any voluntary or involuntary termination, winding-up, or liquidation of the Trust involving the liquidation of the Subordinated Debentures, the holders of the Capital Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of New Securities -- Description of Capital Securities -- Liquidation Distribution Upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the Subordinated Debentures, would be a subordinated creditor of the Company, subordinated in right of payment to all Indebtedness to the extent described herein, but entitled to receive payment in full of principal and interest before any stockholders of the Company receive payments or distributions. Since the Company is the guarantor under the Guarantee and has agreed to pay for all costs, expenses, and liabilities of the Trust (other than the Trust's obligations to the holders of the Capital Securities), the positions of a holder of Capital Securities and a holder of the Subordinated Debentures relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company would be substantially the same.





              CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES


         In the opinion of Porter, Wright, Morris & Arthur, in its capacity as special tax counsel to the Company and the Trust ("Tax Counsel"), the following summary accurately describes the material United States federal income tax consequences of the Exchange Offer and of the ownership and disposition of the New Capital Securities. Unless otherwise stated, this summary deals only with Capital Securities held as capital assets by United States Persons (defined below) who purchase the Capital Securities upon original issuance at their original offering price. As used herein, a "United States Person" means (i) a person that is a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) any trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all the substantial decisions of such trust. The tax treatment of a holder may vary depending on its particular situation. This summary does not address all the tax consequences that may be relevant to a particular holder or to holders that may be subject to special tax treatment, such as banks, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or persons holding the Capital Securities as a position in a "straddle," as part of a "hedging," "conversion," or other integrated investment. In addition, this summary does not address any description of any alternative minimum tax consequences, the tax laws of any state, local, or foreign government that may be applicable to a holder of Capital Securities, or the income tax consequences to shareholders in, or partners or beneficiaries of, a holder of the Capital Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis (See "-- Proposed Tax Law Changes," below). The authorities on which this summary is based are subject to various interpretations, and the opinions of Tax Counsel are not binding on the Internal Revenue Service ("IRS") or the courts, either of which could take a contrary position. Moreover, no rulings have been or will be sought from the IRS with respect to the transactions described herein. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed herein or that a court would not sustain such a challenge.

         HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE EXCHANGE OFFER AND THE OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS. FOR A DISCUSSION OF THE POSSIBLE REDEMPTION OF THE CAPITAL SECURITIES UPON THE OCCURRENCE OF CERTAIN TAX EVENTS, SEE "DESCRIPTION OF NEW SECURITIES -- DESCRIPTION OF CAPITAL

SECURITIES -- REDEMPTION -- SPECIAL EVENT REDEMPTION OR DISTRIBUTION OF SUBORDINATED DEBENTURES."


EXCHANGE OF CAPITAL SECURITIES

         Although the matter is not free from doubt, an exchange of Old Capital Securities for New Capital Securities should not be taxable to the holders.


CLASSIFICATION OF THE TRUST

         In connection with the issuance of the Old Capital Securities, Tax Counsel rendered an opinion that under then current law and assuming full compliance with the terms of the Declaration and other documents, the Trust will be classified as a grantor trust and will not be taxable as a corporation for United States federal income tax purposes. Accordingly, for United States federal income tax purposes, each holder of Capital Securities will be treated as owning an undivided beneficial interest in the Subordinated Debentures and, thus, will be required to include in its gross income its pro rata share of interest income or original issue discount that is paid or accrued on the Subordinated Debentures.


CLASSIFICATION OF THE SUBORDINATED DEBENTURES

         The Company, the Trust, and the holders of the Capital Securities (by the acceptance of a beneficial interest in a Capital Security) will agree to treat the Subordinated Debentures as indebtedness for all United States federal income tax purposes. In connection with the issuance of the Old Subordinated Debentures, Tax Counsel rendered an opinion that, under then current law, and based on the representations, facts, and assumptions set forth therein, the Subordinated Debentures will be classified as indebtedness for United States federal income tax purposes.


INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

         Under the applicable Treasury regulations, the Subordinated Debentures will not be treated as issued with OID within the meaning of section 1273(a) of the Code because the Company had concluded, and this discussion assumes, that as of the date of the original issue of the Old Subordinated Debentures, the likelihood of its exercising its right to defer payments of interest was remote. Accordingly, except as set forth below, stated interest on the Subordinated Debentures generally will be taxable to a holder as ordinary income at the time it is paid or accrued in accordance with such holder's regular method of tax accounting.

         If, however, the Company exercises its right to defer payments of interest on the Subordinated Debentures, the Subordinated Debentures would be treated as reissued for OID purposes at such time and all holders of the Subordinated Debentures and, consequently, holders of the Capital Securities will be required to accrue their pro rata share of OID (which will include both the stated interest and the de minimis OID on the Subordinated Debentures) on a daily economic accrual basis during the Extension Period even though the Company will not pay such interest until the end of the Extension Period, and even though some holders may use the cash method of tax accounting. Moreover, thereafter the Subordinated Debentures will be taxed as OID instruments for as long as they remain outstanding. Thus, even after the end of an Extension Period, all holders would be required to continue to include the stated interest (and the de minimis OID) on the Subordinated Debentures in income on a daily basis, regardless of their method of tax accounting and in advance of receipt of the cash attributable to such interest income. Under the OID economic accrual rules, a holder would accrue an amount of interest income each year that approximates the stated interest payments called for under the terms of the Subordinated Debentures, and actual cash payments of interest on the Subordinated Debentures would not be reported separately as taxable income. Any amount of OID included in a holder's gross income (whether or not during an Extension Period) with respect to a Capital Security will increase such holder's tax basis in such Capital Security, and the amount of Distributions received by a holder in respect of such accrued OID will reduce the tax basis of such Capital Security.

         In the absence of the Company's election to defer an interest payment period, de minimis OID would not be subject to income tax until a holder's Subordinated Debentures were sold, redeemed, or retired, in which event the de minimis OID would increase any gain or decrease any loss recognized by the holder. De minimis OID will be present with respect to the Subordinated Debentures, in an amount equal to the excess of (a) the stated redemption price at maturity (as defined for income tax purposes) of the Subordinated Debentures, over (b) the issue price of the

Subordinated Debentures, as such amount is less than the product of (x) 0.25% of the redemption price, and (y) the number of complete calendar years from the Subordinated Debentures' issue date to its maturity.

         If the Company's option to defer payments of interest were not treated as remote, the Subordinated Debentures would be treated as initially issued with OID in an amount equal to the aggregate stated interest over the term of the Subordinated Debentures, plus the amount of de minimis OID on the Subordinated Debentures. That OID would generally be includible in a United States Person's taxable income, over the term of the Subordinated Debentures, on an economic accrual basis.

         The Treasury regulations described above have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a contrary position. If the IRS were to assert successfully that the stated interest on the Subordinated Debentures was OID regardless of whether the Company exercises its option to defer payments of interest on such debentures, all holders of Capital Securities would be required to include such stated interest in income on a daily economic accrual basis as described above.

         Corporate holders of Capital Securities will not be entitled to a dividends-received deduction with respect to any income recognized by such holders with respect to the Capital Securities.


DISTRIBUTION OF SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF THE TRUST

         As described under the caption "Description of New Securities -- Description of Capital Securities -- Liquidation Distribution Upon Dissolution," Subordinated Debentures may be distributed to holders in exchange for the Capital Securities and in liquidation of the Trust. Under current law, such a distribution would be non-taxable, and will result in the holder receiving directly its pro rata share of the Subordinated Debentures previously held indirectly through the Trust, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such holder had in its Capital Securities before such distribution. If, however, the liquidation of the Trust were to occur because the Trust is subject to United States federal income tax with respect to income accrued or received on the Subordinated Debentures, the distribution of the Subordinated Debentures to holders would be a taxable event to the Trust and to each holder and a holder would recognize gain or loss as if the holder had exchanged its Capital Securities for the Subordinated Debentures it received upon liquidation of the Trust. A holder would accrue interest in respect of the Subordinated Debentures received from the Trust in the manner described above under "-- Interest Income and Original Issue Discount."

         Under certain circumstances described herein (see "Description of New Securities -- Description of Capital Securities -- Redemption -- Special Event Redemption or Distribution of Subordinated Debentures"), the Subordinated Debentures may be redeemed for cash, with the proceeds of such redemption distributed to holders in redemption of their Capital Securities. Under current law, such a redemption would constitute a taxable disposition of the redeemed Capital Securities for United States federal income tax purposes, and a holder would recognize gain or loss as if it sold such redeemed Capital Securities for cash. See "-- Sales of Capital Securities."


SALES OF CAPITAL SECURITIES

         A holder that sells Capital Securities will recognize gain or loss equal to the difference between the amount realized by such holder on the sale of the Capital Securities (except to the extent that such amount realized is characterized as a payment in respect of accrued but unpaid interest on such holder's allocable share of the Subordinated Debentures that the holder had not included in gross income previously) and the holder's adjusted tax basis in the Capital Securities sold. Such gain or loss generally will be a capital gain or loss and generally will be taxable as a long-term capital gain or loss if the Capital Securities have been held for more than one year. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.


PROPOSED TAX LAW CHANGES

         Legislation was proposed by the United States Department of Treasury on February 6, 1997, as part of President Clinton's Fiscal 1998 Budget Proposal that contains a provision which generally would deny an interest deduction for interest paid or accrued on an instrument issued by a corporation that (i) has a maximum term of more than 15 years and (ii) is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the consolidated balance sheet that includes the issuer and the holder. As originally drafted, this provision was proposed to be effective generally for debt instruments issued on or after the date of the first Congressional committee action taken on the proposed legislation. If this provision were to apply to the Subordinated Debentures, the Company would be prohibited from deducting the interest on the Subordinated Debentures which would trigger a "Tax Event" (see below). On June 9, 1997, House Ways and Means Committee Chairman Bill Archer released his draft proposed Revenue Reconciliation Act of 1997 which deleted this particular provision. On June 19, 1997, the Senate Finance Committee released its approved draft of the Revenue Reconciliation Act of 1997, which likewise did not include this particular provision. This particular provision of the President's Proposal is not included in the legislation currently under consideration by the Joint Committee.


         Even though the most recent Congressional action does not incorporate the President's Proposal concerning the disallowance of interest deductions on long-term debt obligations not treated as indebtedness on the issuer's balance sheet, there can be no assurance as to the ultimate resolution of the pending legislation on this issue. Thus, there can be no assurance that the proposed legislation, future legislative proposals, or final legislation will not adversely affect the ability of the Company to deduct interest on the Subordinated Debentures or otherwise affect the tax treatment of the transactions described herein. Moreover, such legislation could give rise to a Tax Event, which would permit the Company to cause a redemption of the Capital Securities, as described more fully herein under the caption "Description of New Securities -- Description of Capital Securities -- Redemption -- Special Event Redemption or Substitution of Subordinated Debentures."


NON-UNITED STATES HOLDERS

         As used herein, the term "Non-United States Holder" means any holder that is not a United States Person (as defined above). As discussed above, the Capital Securities will be treated as evidence of an indirect beneficial ownership interest in the Subordinated Debentures. See "-- Classification of the Trust." Thus, under present United States federal income tax law, and subject to the discussion below concerning backup withholding:

                  (a) no withholding of United States federal income tax will be required with respect to the payment by the Trust or the Company or any paying agent of principal or interest (which for purposes of this discussion includes any OID) with respect to the Capital Securities (or on the Subordinated Debentures) to a Non-United States Holder, provided
         (i) that the beneficial owner of the Capital Securities ("Beneficial Owner") does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of section 871(h)(3) of the Code and the regulations thereunder, (ii) the Beneficial Owner is not a controlled foreign corporation for United States federal income tax purposes that is related to the Company through stock ownership, (iii) the Beneficial Owner is not a bank whose receipt of interest with respect to the Capital Securities (or on the Subordinated Debentures) is described in section 881(c)(3)(A) of the Code, and (iv) the Beneficial Owner satisfies the statement requirement (described generally below) set forth in section 871(h) and section 881(c) of the Code and the regulations thereunder, and

                  (b) no withholding of United States federal income tax will be required with respect to any gain realized by a Non-United States Holder upon the sale or other disposition of the Capital Securities (or Subordinated Debentures).

         To satisfy the requirement referred to in (a)(iv) above, the Beneficial Owner, or a financial institution holding the Capital Securities on behalf of such owner, must provide, in accordance with specified procedures, to the Trust or its paying agent, a statement to the effect that the Beneficial Owner is not a United States Person. Pursuant to current temporary Treasury regulations, these requirements will be met if (1) the Beneficial Owner provides his name and address, and certifies, under penalties of perjury, that it is not a United States Person (which certification may be made on an IRS Form W-8 (or successor form)) or (2) a financial institution holding the Capital Securities (or Subordinated Debentures) on behalf of the Beneficial Owner certifies, under penalties of perjury, that such statement has been received by it and furnishes a paying agent with a copy thereof.

         If a Non-United States Holder cannot satisfy the requirements of the "portfolio interest" exception described in (a) above, payments of interest (including any OID) made to such Non-United States Holder will be subject to a 30% withholding tax unless the Beneficial Owner provides the Trust or the Company or any paying agent, as the case may be, with a properly executed (1) IRS Form 1001 (or successor form) claiming an exemption from, or a reduction of, such withholding tax under the benefit of a tax treaty or (2) IRS Form 4224 (or successor form) stating that interest paid with respect to the Capital Securities (or on the Subordinated Debentures) is not subject to withholding tax because it is effectively connected with the Beneficial Owner's conduct of a trade or business in the United States.

         If a Non-United States Holder is engaged in a trade or business in the United States and interest with respect to the Capital Securities (or on the Subordinated Debentures) is effectively connected with the conduct of such trade or business, the Non-United States Holder, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on such interest income on a net income basis in the same manner as if it were a United States Person. In addition, if such Non-United States Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, such interest income would be included in such foreign corporation's earnings and profits.

         Any gain realized upon the sale or other disposition of the Capital Securities (or the Subordinated Debentures) generally will not be subject to United States federal income tax unless (i) such gain is effectively connected with a trade or business in the United States of the Non-United States Holder,
(ii) in the case of a Non-United States Holder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of such sale, exchange, or retirement, and certain other conditions are met, or (iii) in the case of any gain representing accrued interest on the Subordinated Debentures, the requirements of the "portfolio interest" exception described in (a) above are not satisfied.

         As discussed above, legislation has been introduced in the 105th Congress that would deny an interest deduction to the Company for the interest payable on the Subordinated Debentures. Such legislation also may cause the Subordinated Debentures to be classified as equity (rather than indebtedness) of the Company for United States federal income tax purposes and, thus, cause the income derived from the Subordinated Debentures to be characterized as dividend, rather than interest, income for such purposes. Dividend income is not eligible for the "portfolio interest" exception described in (a) above. Therefore, if such legislation is enacted and if it applies to the Subordinated Debentures, income derived by a Non-United States Holder on the Capital Securities may be subject to the 30% United States federal withholding tax described above, unless a reduction or elimination of such tax is available under an applicable tax treaty or such dividend income is effectively connected with a trade or business carried on in the United States by such Non-United States Holder. See "-- Proposed Tax Law Changes."


INFORMATION REPORTING AND BACKUP WITHHOLDING

         The amount of interest (or OID, if any) accrued on the Capital Securities (or the Subordinated Debentures) held of record by United States Persons (other than corporations and other exempt holders) will be reported annually to such holders and to the IRS. The Property Trustee currently intends to deliver such reports to holders of record prior to January 31 following each calendar year. It is anticipated that persons who hold Capital Securities as nominees for beneficial holders will report the required tax information to beneficial holders on Form 1099.

         "Backup withholding" at a rate of 31% will apply to payments of interest (or OID, if any) to non-exempt United States Persons unless the holder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding, and meets certain other conditions.

         No information reporting or backup withholding will be required with respect to payments made by the Trust or any paying agent to Non-United States Holders if a statement described in (a)(iv) under "Non-United States Holders" has been received and the payor does not have actual knowledge that the beneficial owner is a United States Person.

         In addition, backup withholding and information reporting will not apply if payments of the principal, interest, OID, or premium with respect to the Capital Securities (or on the Subordinated Debentures) are paid or collected by a foreign office of a custodian, nominee, or other foreign agent on behalf of the Beneficial Owner, or if a foreign office of a broker (as defined in applicable Treasury regulations) pays the proceeds of the sale of the Capital Securities (or the Subordinated Debentures) to the owner thereof. If, however, such nominee, custodian, agent or broker is, for United States federal income tax purposes, a United States Person, a controlled foreign corporation, or a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, such payments will not be subject to backup withholding but will be subject to information reporting, unless (1) such custodian, nominee, agent, or broker has documentary evidence in its records that the Beneficial Owner is not a United States Person and certain other conditions are met or (2) the Beneficial Owner otherwise establishes an exemption.

         On April 22, 1996, proposed Treasury Regulations (the "1996 Proposed Regulations") were issued which, if adopted in final form, would alter the information reporting and backup withholding rules in certain respects. In particular, in the case of Capital Securities (or Subordinated Debentures) the 1996 Proposed Regulations would provide certain presumptions under which a Non-United States Holder may be subject to backup withholding in the absence of required certification. It cannot be predicted at this time whether the 1996 Proposed Regulations will become effective as proposed or what, if any, modifications may be made to them.

         Payment of the proceeds from disposition of Capital Securities (or the Subordinated Debentures) to or through a United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner establishes an exemption from information reporting and backup withholding.

         Any amounts withheld from a holder of the Capital Securities under the backup withholding rules will be allowed as a refund or a credit against such holder's United States federal income tax liability, provided the required information is furnished to the IRS.


                               BOOK-ENTRY ISSUANCE

         The Old Capital Securities may be transferred or exchanged only in blocks having a Liquidation Amount of not less than $100,000 in the manner and at the offices described below.


         The New Capital Securities initially will be represented by one or more Capital Securities in registered, global form (collectively, the "Global Capital Securities"). The Global Capital Securities will be deposited upon issuance with the Property Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

         Except as set forth below, the Global Capital Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Capital Securities may not be exchanged for Capital Securities in certificated form except in the limited circumstances described below. See "-- Exchange of Book-Entry Capital Securities for Certificated Capital Securities." Transfer of beneficial interests in the Global Capital Securities will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of the Euroclear System ("Euroclear") and CEDEL, S.A. ("CEDEL")), which may change from time to time.


DEPOSITARY PROCEDURES

         DTC has advised the Trust and the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations, and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

         DTC has also advised the Trust and the Company that, pursuant to procedures established by it, the ownership of interests in the Global Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Capital Securities).

         Investors in the Global Capital Securities may hold their interests therein directly through DTC if they are participants in such system, or indirectly through organizations (including Euroclear and CEDEL) which are participants in such system. All interests in a Global Capital Security, including those held through Euroclear or CEDEL, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or CEDEL may also be subject to the procedures and requirements of such system. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Capital Security to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Capital Security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Capital Securities, see "-- Exchange of Book-Entry Capital Securities for Certificated Capital Securities."

         Except as described below, owners of interests in the Global Capital Securities will not have Capital Securities registered in their name, will not received physical delivery of Capital Securities in certificated form, and will not be considered the registered owners or holders thereof for any purpose.

         Payments in respect of the Global Capital Security registered in the name DTC or its nominee will be payable by the Property Trustee to DTC in its capacity as the registered holder. The Property Trustee will treat the persons in whose names the Capital Securities, including the Global Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Capital Securities, or for maintaining, supervising, or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Capital Securities or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and the Company that its current practice, upon receipt of any payment in respect of securities such as the Capital Securities, is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Capital Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee, the Trust, or the Company. None of the Company, the Trust, or the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Capital Securities, and the Company, the Trust, and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

         Except for trades involving only Euroclear or CEDEL participants, interests in the Global Capital Securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants.

         Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or CEDEL will be effected in the ordinary way in accordance with their respective rules and operating procedures.

         Subject to compliance with the transfer restrictions applicable to the Capital Securities described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or CEDEL participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or CEDEL, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or CEDEL, as the case may be, by the counter-party in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or CEDEL, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Capital Securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and CEDEL participants may not deliver instructions directly to the depositaries for Euroclear or CEDEL.

         Because of time zone differences, the securities account of a Euroclear or CEDEL participant purchasing an interest in a Global Capital Security from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear of CEDEL participant, during the securities settlement processing day (which must be a business day for Euroclear and CEDEL) immediately following the settlement date of DTC. Cash received in Euroclear or CEDEL as a result of sales of interest in a Global Capital Security by or through a Euroclear or CEDEL participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or CEDEL cash account only as of the business day for Euroclear or CEDEL following DTC's settlement date.

         DTC has advised the Trust and the Company that it will take any action permitted to be taken by a holder of Capital Securities only at the direction of one or more Participants to whose account with DTC interests in the Global

Capital Securities are credited. However, if there is an Event of Default, DTC reserves the right to exchange the Global Capital Securities for Capital Securities in certificated form and to distribute such Capital Securities to its Participants.

         The information in this section concerning DTC, Euroclear, and CEDEL and their book-entry systems has been obtained from sources that the Trust and the Company believe to be reliable, but neither the Trust nor the Company takes responsibility for the accuracy thereof.

         Although DTC, Euroclear, and CEDEL have agreed to the foregoing procedures to facilitate transfers of interest in the Global Capital Securities among participants in DTC, Euroclear, and CEDEL, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Trust, or the Property Trustee will have any responsibility for the performance by DTC, Euroclear, or CEDEL or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.


EXCHANGE OF BOOK-ENTRY CAPITAL SECURITIES FOR CERTIFICATED CAPITAL SECURITIES

         A Global Capital Security is exchangeable for Capital Securities in registered certificated form if (i) DTC (x) notifies the Trust that it is unwilling or unable to continue as Depositary for the Global Capital Security and the Trust thereupon fails to appoint a successor Depositary or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company in its sole discretion elects to cause the issuance of the Capital Securities in certificated form, or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default under the Declaration.



                           BENEFIT PLAN CONSIDERATIONS


         Each fiduciary of pension, profit sharing, or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider, among other matters, (a) ERISA's fiduciary standards (including its prudence and diversification requirements), (b) whether such fiduciary has authority to make an investment in the Capital Securities under the applicable Plan investment policies and governing instruments, and (c) rules under ERISA and the Code that prohibit a Plan fiduciary from causing a Plan to engage in a "prohibited transaction."

         Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (also "Plans"), from, among other things, engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code.

         The Department of Labor ("DOL") has issued a regulation (29 C.F.R.
Section 2510.3-101) (the "Plan Assets Regulation") concerning the definition of what constitutes the assets of a Plan. The Plan Assets Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts, and certain other entities in which a plan makes an "equity" investment will be deemed for purposes of ERISA to be assets of the investing plan unless certain exceptions apply.

         Pursuant to an exception contained in the Plan Assets Regulation, the assets of the Trust would not be deemed to be "plan assets" of investing Plans if, immediately after the most recent acquisition of any equity interest in the Trust, less than 25% of the value of each class of equity interest in the Trust were held by Plans, other employee benefit plans not subject to ERISA, or
Section 4975 of the Code (such as governmental, church, and foreign plans) and entities holding assets deemed to be "plan assets" of any Plan (collectively, "Benefit Plan Investors"). No assurance can be given that the value of the Capital Securities held by Benefit Plan Investors will be less than 25% of the total value of such Capital Securities and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception. All of the Common Securities will be purchased and held directly by the Company.


         There can be no assurance that any of the exceptions set forth in the Plan Assets Regulation will apply to the purchase of Capital Securities and, as a result, an investing Plan's assets could be considered to include an undivided interest in the Subordinated Debentures held by the Trust. In the event that assets of the Trust are considered assets of an investing Plan, the Declaration Trustees, the Company, and other persons, in providing services with respect to the Subordinated Debentures, may be considered fiduciaries to such Plan and subject to the fiduciary responsibility provisions of Title I of ERISA. In addition, certain transactions involving the Trust and/or the Capital Securities could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan. For example, if the Company or any Trustee is a party in interest or a fiduciary with respect to an investing Plan (either directly or by reason of its ownership of its subsidiaries), extensions of credit between the Company and the Trust (as represented by the Subordinated Debentures and the Guarantee Agreement) would likely be prohibited by Section 406 of ERISA and Section 4975 of the Code.


         The DOL has issued five PTCEs that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Capital Securities, assuming that assets of the Trust were deemed to be "plan assets" of Plans investing in the Trust (see above). Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).

         Because of ERISA's prohibitions and those of Section 4975 of the Code, the Capital Securities may not be purchased or held by any Plan, any Plan Asset Entity, or any person having "plan assets" of any Plan, unless such purchase or holding is covered by the exemptive relief provided by PTCE 96-23, 95-60, 91-38, 90-1, or 84-14 or another applicable exemption. If a purchaser or holder of the Capital Securities that is a Plan or a Plan Asset Entity elects to rely on an exemption other than PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, the Company and the Trust may require a satisfactory opinion of counsel or other evidence with respect to the availability of such exemption for such purchase and holding. Any purchaser or holder of the Capital Securities or any interest therein will be deemed to have represented by its purchase and holding thereof that either (a) the purchaser and holder is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan, or
(b) the purchase and holding of the Capital Securities is covered by the exemptive relief provided by PTCE 96-23, 95-60, 91-38, 90-1, or 84-14 or another applicable exemption.

         Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons investing in the Capital Securities on behalf of or with "plan assets" of any Plan consult with their own counsel regarding the potential consequences if the assets of the Trust were deemed to be "plan assets" and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1, or 84-14 or another applicable exemption.

         Governmental Plans, as defined in Section 3(32) of ERISA, are not subject to ERISA, and are also not subject to the prohibited transaction provisions of Section 4975 of the Code. However, state laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction provisions similar to those under ERISA and the Code discussed above. Accordingly, fiduciaries of government plans, in consultation with their advisers, should consider the impact of their respective state laws on investments in the Capital Securities, and the considerations discussed above, to the extent applicable.




                              PLAN OF DISTRIBUTION


        Each broker-dealer that receives New Capital Securities for its own account in connection with the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by Participating Broker-Dealers during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities if such Old Capital Securities were acquired by such Participating Broker-Dealers for their own accounts as a result of market-making activities or other trading activities. The Company has agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 180 days after the Expiration Date (subject to extension under certain limited circumstances described herein) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "The Exchange Offer -- Resales of New Capital Securities."

        The Company will not receive any proceeds from the issuance of the New Capital Securities offered hereby. New Capital Securities received by broker-dealers for their own accounts in connection with the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Capital Securities. Any broker-dealer that resells New Capital Securities that were received by it for its own account in connection with the Exchange Offer and any broker or dealer that participates in a distribution of such New Capital Securities may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Capital Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        The Company has agreed to pay all expenses incident to the Company's performance of, or compliance with, the Registration Rights Agreement and will indemnify the holders of Old Capital Securities (including any broker-dealers), and certain parties related to such holders, against certain liabilities, including liabilities under the Securities Act. In the Commission's view, indemnification of certain liabilities arising under the Securities Act is contrary to the federal securities laws and therefore unenforceable.

        The Company has not entered into any arrangements or undertakings with any person to distribute the New Capital Securities to be received in the Exchange Offer.



                                  LEGAL MATTERS



        Certain matters of Delaware law relating to the validity of the New Capital Securities, the enforceability of the Declaration, and the formation of the Trust will be passed upon on behalf of the Trust by Richards, Layton & Finger P.A., special Delaware counsel to the Company and the Trust. The validity of the New Subordinated Debentures and the New Guarantee will be passed upon for the Company and the Trust by Porter, Wright, Morris & Arthur. Certain United States federal income tax matters will be passed upon for the Company and the Trust by Porter, Wright, Morris & Arthur. Porter, Wright, Morris & Arthur will rely as to certain matters of Delaware law on the opinion of Richards Layton & Finger. As of June 30, 1997, members of Porter, Wright, Morris & Arthur participating in the representation of the Company and the Trust on this matter beneficially owned an aggregate of 26,510 shares of Huntington Common Stock.



                                    EXPERTS


        The consolidated financial statements of the Company and its affiliates included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, incorporated by reference herein have been audited by Ernst & Young LLP, independent auditors, as set forth in their report included therein and incorporated herein by reference. Such financial statements audited by Ernst & Young LLP are incorporated by reference herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                   PRINCIPAL EXECUTIVE OFFICE OF HUNTINGTON
                           BANCSHARES INCORPORATED


                      Huntington Bancshares Incorporated
                              Huntington Center
                             41 South High Street
                            Columbus, Ohio  43287

                     PROPERTY TRUSTEE AND EXCHANGE AGENT

                           The Chase Manhattan Bank
                             450 West 33rd Street
                           New York, New York 10001


                      PAYING AGENTS AND TRANSFER AGENTS


The Chase Manhattan Bank                  Chase Manhattan Bank Luxembourg, S.A.
  450 West 33rd Street                               5, Rue Plaetia
New York, New York  10001                         L-2338, Luxembourg

                                LEGAL ADVISORS


                                As to U.S. law
                        Porter, Wright, Morris & Arthur
                             41 South High Street
                            Columbus, Ohio 43215

                              As to Delaware law
                          Richards, Layton & Finger
                              One Rodney Square
                                 P.O. Box 551
                          Wilmington, Delaware 19899

         INDEPENDENT AUDITORS FOR HUNTINGTON BANCSHARES INCORPORATED


                              Ernst & Young LLP
                                 One Columbus
                             10 West Broad Street
                             Columbus, Ohio 43215


             LISTING AGENT AND SPECIAL LUXEMBOURG EXCHANGE AGENT

                       Kredietbank S.A. Luxembourgeoise
                              43 Boulevard Royal
                              L-2955 Luxembourg

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Articles of Incorporation of Huntington Bancshares Incorporated (the "Registrant"), as amended, provide that it shall indemnify its directors to the full extent of the general laws of the State of Maryland now or hereafter in force, including the advance of expenses to directors subject to procedures provided by such laws; its officers to the same extent it shall indemnify its directors; and its officers who are not directors to such further extent as shall be authorized by the Board of Directors and be consistent with law.

         Section 2-418 of the Maryland general corporation law provides, in substance, that a corporation may indemnify any director made a party to any proceeding by reason of service in that capacity against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding, unless it is proved that the act or omission of the director was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or the director actually received an improper personal benefit in money, property, or services; or, in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. Notwithstanding the above, a director may not be indemnified in respect of any proceeding, by or in the right of the corporation, in which such director shall have been adjudged liable to the corporation or in respect of any proceeding charging improper receipt of a personal benefit.

         Termination of any proceeding by judgment, order, or settlement does not create a presumption that the director did not meet the requisite standard of conduct. Termination of any proceeding by conviction, plea of nolo contendere or its equivalent, or entry of an order of probation prior to judgment, creates a rebuttable presumption that the director did not meet the requisite standard of conduct. Indemnification is not permitted unless authorized for a specific proceeding, after a determination that indemnification is permissible because the requisite standard of conduct has been met (1) by a majority of a quorum of directors not at the time parties to the proceeding (or a majority of a committee of two or more such directors designated by the full board); (2) by special legal counsel selected by the board of directors; or (3) by the stockholders.

         The reasonable expenses incurred by a director who is a party to a proceeding may be paid or reimbursed by the corporation in advance of the final disposition of the proceeding upon receipt by the corporation of both a written affirmation by the director of his good faith belief that the standard of conduct necessary for indemnification by the corporation has been met, and a written undertaking by or on behalf of the director to repay the amount if it shall be ultimately determined that the standard of conduct has not been met.

         The indemnification and advancement of expenses provided or authorized by Section 2-418 are not exclusive of any other rights to which a director may be entitled both as to action in his official capacity and as to action in another capacity while holding such office.

         Pursuant to Section 2-418, a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who, while serving in such capacity, is or was at the request of the corporation serving as a director, officer, partner, trustee, employee, or agent of another corporation or legal entity or of an employee benefit plan, against liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the corporation would have the power to indemnify against liability under
Section 2-418. A corporation may provide similar protection, including a trust fund, letter of credit, or surety bond, which is not inconsistent with Section 2-418. A subsidiary or an affiliate of the corporation may provide the insurance or similar protection.

         Subject to certain exceptions, the directors and officers of the Registrant and its affiliates are insured to the extent of 100% of loss up to a maximum of $35,000,000 (subject to certain deductibles) in each policy year because of any claim or claims made against them by reason of their wrongful acts while acting in their capacities as such directors or officers and up to a maximum of $10,000,000 (subject to certain deductibles) in each policy year because of any claim or claims made against them by reason of their wrongful acts while acting in their capacities as fiduciaries in the administration of certain of the Registrant's employee benefit programs. The Registrant is insured, subject to certain retentions and exceptions, to the extent it shall have indemnified the directors and officers for such loss.

         Under the Amended and Restated Declaration of Trust, the Registrant has agreed to indemnify each of the Trustees, and to hold such Trustees harmless against any loss, liability or expense incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance of administration of such Declaration of Trust, including the costs and expenses of defense against or investigating any claim or liability in connection with the exercise or performance of any of their powers or duties under the Declaration of Trust, which is filed as an exhibit to this Registration Statement.

ITEM 21.          EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

              (a)     EXHIBITS.

        EXHIBIT
          NO.                              DESCRIPTION

         3(i) Articles of Restatement of Charter, Articles of Amendment to Articles of Restatement of Charter, and Articles Supplementary -- previously filed as Exhibit 3(i) to Annual Report on Form 10-K for the year ended December 31, 1993, and incorporated herein by reference.

         3(ii) Bylaws -- previously filed as Exhibit 3(b) to Annual Report on Form 10-K for the year ended December 31, 1987, and incorporated herein by reference.

         3(iii) Certificate of Trust of Huntington Capital I (previously filed as Exhibit 4(b) to this Registration Statement.

         4(a) Indenture, dated as of January 31, 1997, between the Registrant and The Chase Manhattan Bank, as Indenture Trustee.

         4(b)     Certificate of Trust of Huntington Capital I.

         4(c)     Amended and Restated Declaration of Trust of Huntington
                  Capital I.

         4(d)* Form of Unrestricted Certificate of Capital Security for Huntington Capital I.

         4(e)     Form of Guarantee Agreement.

         4(f) Registration Rights Agreement, dated as of January 31, 1997, among the Registrant, the Trust, and Morgan Stanley & Co. Incorporated, Lehman Brothers Inc. and Salomon Brothers Inc.

         4(g) All instruments defining the rights or holders of long-term debt of the Corporation and its subsidiaries (not filed pursuant to Clause 4(iii) of Item 601(b) of Regulation S-K; to be furnished upon the request of the Commission).

         4(h) Rights Plan, dated February 22, 1990, between Huntington Bancshares Incorporated and The Huntington Trust Company, National Association, -- previously filed as Exhibit 1 to Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on February 22, 1990, and incorporated herein by reference.

         4(i) Amendment No. 1 To Rights Plan, dated August 16, 1995, between Huntington Bancshares Incorporated and The Huntington Trust Company, National Association-- previously filed as Exhibit 4(b) to Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 28, 1995, and incorporated herein by reference.


         5(a) Opinion of Porter, Wright, Morris & Arthur as to validity of the New Subordinated Debentures and the New Guarantee to be issued by the Registrant.

         5(b) Opinion of Richards, Layton & Finger as to validity of the New Capital Securities.

         8 Opinion of Porter, Wright, Morris & Arthur as to certain federal income tax matters.

         10(a) Memorandum of Understanding concerning certain executives of First Michigan Bank Corporation, dated May 4, 1997, between Huntington Bancshares Incorporated and First Michigan Bank Corporation -- references made to Exhibit 10(a) of Registration Statement on Form S-4, Registration No. 333-30313, filed with the Securities Exchange Commission on June 27, 1997, and incorporated herein by reference.

         10(b) Employment Agreement, dated September 16, 1991, between Huntington Bancshares Incorporated and Frank Wobst -- previously filed as Exhibit 10(a) to Annual Report on Form 10-K for the year ended December 31, 1991, and incorporated herein by reference.

         10(c) Employment Agreement, dated September 16, 1991, between Huntington Bancshares Incorporated and Zuheir Sofia -- previously filed as Exhibit 10(b) to Annual Report on Form 10-K for the year ended December 31, 1991, and incorporated herein by reference.

         10(d) Employment Agreement, dated September 16, 1991, between Huntington Bancshares Incorporated and W. Lee Hoskins -- previously filed as Exhibit 10(c) to Annual Report on Form 10-K for the year ended December 31, 1991, and incorporated herein by reference.

         10(e) Executive Agreement, dated September 16, 1991, between Huntington Bancshares Incorporated and Frank Wobst -- previously filed as Exhibit 10(f) to Annual Report on Form 10-K for the year ended December 31, 1991, and incorporated herein by reference.

         10(f) Executive Agreement, dated September 16, 1991, between Huntington Bancshares Incorporated and Zuheir Sofia -- previously filed as Exhibit 10(g) to Annual Report on Form 10-K for the year ended December 31, 1991, and incorporated herein by reference.

         10(g) Executive Agreement, dated September 16, 1991, between Huntington Bancshares Incorporated and W. Lee Hoskins -- previously filed as Exhibit 10(h) to Annual Report on Form 10-K for the year ended December 31, 1991, and incorporated herein by reference.

         10(h) Form of Executive Agreement for certain executive officers -- previously filed as Exhibit 10(g) to Annual Report on Form 10-K for the year ended December 31, 1991, and incorporated herein by reference.

         10(i) Schedule identifying material details of Executive Agreements, substantially similar to Exhibit 10(h) -- previously filed as
                  Exhibit 10(h) to Annual Report on Form 10-K for the year ended December 31, 1994, and incorporated herein by reference.

         10(j) Incentive Compensation Plan -- previously filed as Exhibit 10(i) to Annual Report on Form 10-K for the year ended December 31, 1993, and incorporated herein by reference.

         10(k)    Incentive Compensation Plan Amendment -- previously filed as
                  Exhibit 10(i) to Quarterly Report on Form 10-Q for the Quarter ended March 31, 1995, and incorporated herein by reference.

         10(l) Long-Term Incentive Compensation Plan, as amended and effective for performance cycles beginning on or after January 1, 1992 -- previously filed as Exhibit 10(j) to Annual Report on Form 10-K for the year ended December 31, 1993, and incorporated herein by reference.

         10(m)    Supplemental Executive Retirement Plan -- previously filed as
                  Exhibit 10(g) to Annual Report on Form 10-K for the year ended December 31, 1987, and incorporated herein by reference.

         10(n) Deferred Compensation Plan and Trust for Directors -- reference is made to Exhibit 4(a) of Post-Effective Amendment No. 2 to Registration Statement on Form S-8, Registration No. 33-10546, filed with the Securities and Exchange Commission on January 28, 1991, and incorporated herein by reference.

         10(o)(1) 1983 Stock Option Plan -- reference is made to Exhibit 4A of
                  Registration Statement on Form S-8, Registration No. 2-89672, filed with the Securities and Exchange Commission on February 27, 1984, and incorporated herein by reference.

         10(o)(2) 1983 Stock Option Plan -- Second Amendment -- previously filed as Exhibit 10(j)(2) to Annual Report on Form 10-K for the year ended December 31, 1987, and incorporated herein by reference.

         10(o)(3) 1983 Stock Option Plan -- Third Amendment -- previously filed as Exhibit 10(j)(3) to Annual Report on Form 10-K for the year ended December 31, 1987, and incorporated herein by reference.

         10(o)(4) 1983 Stock Option Plan -- Fourth Amendment -- previously filed as Exhibit 10(m)(4) to Annual Report on Form 10-K for the year ended December 31, 1993, and incorporated herein by reference.

         10(p)(1) 1990 Stock Option Plan -- reference is made to Exhibit 4(a) of
                  Registration Statement on Form S-8, Registration No. 33-37373, filed with the Securities and Exchange Commission on October 18, 1990, and incorporated herein by reference.

         10(p)(2) First Amendment to the Huntington Bancshares Incorporated
                  1990 Stock Option Plan -- previously filed as Exhibit 10(q)(2) to Annual Report on Form 10-K for the year ended December 31, 1991, and incorporated herein by reference.

         10(q) The Huntington Supplemental Stock Purchase and Tax Savings Plan and Trust (as amended and restated as of February 9, 1990) -- previously filed as Exhibit 4(a) to Registration Statement on Form S-8, Registration No. 33-44208, filed with the Securities and Exchange Commission on November 26, 1991, and incorporated herein by reference.

         10(r) Deferred Compensation Plan and Trust for Huntington Bancshares Incorporated Directors -- reference is made to Exhibit 4(a) of Registration Statement on Form S-8, Registration No. 33-41774, filed with the Securities and Exchange Commission on July 19, 1991, and incorporated herein by reference.

         10(s) Huntington Bancshares Incorporated Retirement Plan For Outside Directors -- previously filed as Exhibit 10(t) to Annual Report on Form 10-K for the year ended December 31, 1992, and incorporated herein by reference.

         10(t) 1994 Stock Option Plan -- reference is made to Exhibit 4(a) of Registration Statement on Form S-8, Registration No. 33-52553, filed with the Securities and Exchange Commission on March 8, 1994, and incorporated herein by reference.

         12       Computations of Consolidated Ratios of Earnings to Fixed
                  Charges.


         21 *     Subsidiaries of the Registrant.


         23(a)    Consent of Ernst & Young LLP.

         23(b) Consent of Porter, Wright, Morris & Arthur (included in Exhibits 5(a) and 8 filed herewith).

         23(c) Consent of Richards, Layton & Finger (included in Exhibit 5(b) filed herewith).

         24       Powers of Attorney.

         25(a) Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act as Trustee under the Indenture.

         25(b) Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act as Trustee under the Declaration of Trust.

         25(c) Form T-1 Statement of Eligibility of The Chase Manhattan Bank under the Guarantee for the benefit of the holders of the Capital Securities.

         27 The Registrant's Financial Data Schedule (incorporated by reference to Exhibit 27 to the Registrant's 1997 First Quarter Report on Form 10-Q).


         99(a)*   Form of Letter of Transmittal and instructions thereto.

         99(b)*   Form of Notice of Guaranteed Delivery.




------------------
* Filed with this Amendment



              (b)     FINANCIAL STATEMENT SCHEDULES

                      None.

ITEM 22.      UNDERTAKINGS.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of the Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         The Registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Registration Statement, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on July 29, 1997.

                                       HUNTINGTON BANCSHARES INCORPORATED


                                       By: /s/ Gerald R. Williams
                                           ------------------------------------
                                           Gerald R. Williams
                                           Executive Vice President and Chief
                                           Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       SIGNATURE                             TITLE                                   DATE

*Frank Wobst               Chairman and Chief Executive Officer     )
------------------------   (principal executive officer)            )
                                                                    )
                                                                    )
*Zuheir Sofia              President, Chief Operating Officer       )
------------------------   Treasurer, and Director                  )
 Zuheir Sofia                                                       )
                                                                    )
*Gerald R. Williams        Executive Vice President and             )
------------------------   Chief Financial Officer                  )
 Gerald R. Williams        (principal financial officer and         )
                           accounting officer)                      )
                                                                    )
                                                                    )
                                                                    )
*Don M. Casto, III         Director                                 )            July 29, 1997
------------------------                                            )
 Don M. Casto, III                                                  )
                                                                    )
                                                                    )
*Don Conrad                Director                                 )
------------------------                                            )
 Don Conrad                                                         )
                                                                    )
                                                                    )

*Patricia T. Hayot                    Director                 )
---------------------------                                    )
 Patricia T. Hayot                                             )
                                                               )
                                                               )
*Wm. J. Lhota                         Director                 )
---------------------------                                    )
 Wm. J. Lhota                                                  )
                                                               )
                                                               )
*Robert H. Schottenstein              Director                 )
---------------------------                                    )
 Robert H. Schottenstein                                       )
                                                               )
                                                               )
*George A. Skestos                    Director                 )
---------------------------                                    )
 George A. Skestos                                             )
                                                               )
                                                               )
*Lewis R. Smoot, Sr.                  Director                 )             July 29, 1997
---------------------------                                    )
 Lewis R. Smoot, Sr.                                           )
                                                               )
                                                               )
*Timothy P. Smucker                   Director                 )
---------------------------                                    )
 Timothy P. Smucker                                            )
                                                               )
                                                               )
*William J. Williams                  Director                 )
---------------------------                                    )
 William J. Williams                                           )





*By:    /s/ Gerald R. Williams
       ----------------------------------
       Gerald R. Williams, attorney-in-fact
       for each of the persons indicated



        Pursuant to the requirements of the Securities Act of 1933, Huntington Capital I has duly caused this Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on July 29, 1997.


                                                HUNTINGTON CAPITAL I

                                                By: /s/ Paul V. Sebert
                                                    ------------------
                                                    Paul V. Sebert
                                                    Regular Trustee